As filed with the Securities and Exchange Commission on October 21, 1997
                                               Registration No. 333-


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                     _________________________

                             FORM S-3
                       REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                     _________________________

                       INGERSOLL-RAND COMPANY
        (Exact name of Registrant as specified in its charter)
                New Jersey                      13-5156640
       (State or other jurisdiction          (I.R.S. Employer
    of incorporation or organization)     Identification Number)

                       INGERSOLL-RAND FINANCING I
                   A Delaware Statutory Business Trust
              (I.R.S. Employer Identification Number Pending)
                         200 Chestnut Ridge Road
                     Woodcliff Lake, New Jersey 07675
                              (201) 573-0123
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                     _________________________
                      Patricia Nachtigal, Esq.
                 Vice President and General Counsel
                       Ingersoll-Rand Company
                           P.O. Box 8738
                  Woodcliff Lake, New Jersey 07675
                          (201) 573-0123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     _________________________
                            Copies to:

      John B. Tehan, Esq.                  John W. Osborn, Esq.
 Simpson Thacher & Bartlett     Skadden, Arps, Slate, Meagher & Flom LLP
     425 Lexington Avenue                   919 Third Avenue
   New York, New York 10017             New York, New York 10022
        (212) 455-2000                       (212) 735-3000

                     _________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                     _________________________
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /x/
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /_/
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /_/
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /_/
                            _________________________

                                                     CALCULATION OF REGISTRATION FEE

                                                                            Proposed Maximum       Proposed Maximum      Amount of
                  Title of Each Class of                  Amount to be     Offering Price per     Aggregate Offering   Registration
                Securities to be Registered                Registered         Unit<F1><F2>          Price<F1><F2>         Fee<F1>
               ----------------------------                -----------      -----------------      -----------------    -----------
    Stock Purchase Units of Ingersoll-Rand
    Company<F3> . . . . . . . . . . . . . . . . . . . .
    Stock Purchase Contracts of Ingersoll-Rand
    Company<F3> . . . . . . . . . . . . . . . . . . . .
    Common Stock, $2 par value, of Ingersoll-Rand
    Company<F4> . . . . . . . . . . . . . . . . . . . .
    Preferred Securities of Ingersoll-Rand Financing I
    Debentures of Ingersoll-Rand Company<F5>  . . . . .
    Guarantee and back-up undertakings of Ingersoll-
    Rand Company in connection with Preferred
    Securities of Ingersoll-Rand Financing I<F6>  . . .
    Total                                                $1,200,000,000          100%               $1,200,000,000      $363,636.36

    <F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate public offering price of the Stock Purchase Units, Stock Purchase Contracts, Common Stock and Debentures of Ingersoll-Rand Company and the Preferred Securities of Ingersoll-Rand Financing I registered hereby will not exceed $1,200,000,000.
    <F2> Exclusive of accrued interest and distributions, if any.
    <F3> Each Stock Purchase Unit of Ingersoll-Rand Company is a unit that consists of (i) a Stock Purchase Contract of Ingersoll-Rand Company under which the holder, upon settlement of such Stock Purchase Contract, will purchase an indeterminate number of shares of Common Stock to be issuable by Ingersoll-Rand Company and (ii) initially a beneficial interest in Preferred Securities of Ingersoll-Rand Financing I or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Unit and pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts.
    <F4> Consists of such indeterminate number of shares of Common Stock to be issuable by Ingersoll-Rand Company upon settlement of the Stock Purchase Contracts of Ingersoll-Rand Company. Includes Series A Preference Stock Purchase Rights ("Rights"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock of Ingersoll-Rand Company.
    <F5> The Debentures of Ingersoll-Rand Company will be purchased by
         Ingersoll-Rand Financing I with the proceeds from the sale of the Preferred Securities of Ingersoll-Rand Financing I.
    <F6> No separate consideration will be received for the Guarantee or back-up undertakings of Ingersoll-Rand Company. Includes the rights of holders of the Preferred Securities under such Guarantee and back-up undertakings, consisting of obligations of Ingersoll-Rand Company as set forth in the Amended and Restated Declaration of Trust of Ingersoll-Rand Financing I (including the obligation to pay expenses of Ingersoll-Rand Financing I and the Indenture governing the Debentures of Ingersoll-Rand Company, in each case as further described in the Registration Statement.

                            _________________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                            _________________________

 ___________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.
___________________________________________________________________________

                   Subject to Completion, Dated            , 1997

 PROSPECTUS SUPPLEMENT
______________________
(TO PROSPECTUS DATED     , 1997)

                              ,000,000 FELINE PRIDESSM
                               INGERSOLL-RAND COMPANY
                             INGERSOLL-RAND FINANCING I
                             ___________________________

  The securities offered hereby are  FELINE PRIDES(SM) ("FELINE PRIDES" or the "Securities") of Ingersoll-Rand Company, a New Jersey corporation ("Ingersoll-Rand" or the "Company"), and Ingersoll-Rand Financing I, a statutory business trust created under the laws of the State of Delaware
(the "Trust").  Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an "Income PRIDES"SM) with a Stated Amount of $50
(the "Stated Amount") comprised of (a) a stock purchase contract (a
"Purchase Contract") under which (i) the holder will purchase from the
Company on         , 2000 (the "Purchase Contract Settlement Date"), for
an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $2 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured contract adjustment payments ("Contract
Adjustment Payments") at the rate of   % of the Stated Amount per annum,
provided that if such rate is 0%, then the Company will not make any Contract
Adjustment Payments, and (b) either beneficial ownership of a   % Trust
Preferred Security (a "Trust Preferred Security"), having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of the Trust or in certain circumstances upon the occurrence of a Tax Event Redemption (as defined herein), the applicable undivided beneficial ownership interest (the "Applicable Ownership Interest") in a specified portfolio constituted of United States Securities (collectively, the "Treasury Portfolio"). The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust.

The Trust exists for the sole purpose of issuing the Trust Securities and
investing the proceeds thereof in an equivalent amount of   % Debentures of
the Company, due      , 2002 (the "Debentures"). As long as the FELINE PRIDES
are in the form of Income PRIDES, the related Trust Preferred Securities or the Treasury Portfolio, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.
                           ___________________________

                                                       (continued on next page)
  See "Risk Factors" beginning on page S-18 of this Prospectus Supplement for certain information relevant to an investment in the Securities, including the period and circumstances during and under which payments of certain distributions on the Securities may be deferred and the related
United States federal income tax consequences of such deferral.

  Prior to the offering made hereby there has been no public market for the Securities. Application will be made to list the Income PRIDES on the New York Stock Exchange (the "NYSE") under the symbol " ", subject to official
notice of issuance.  On        , 1997, the last reported sale price of
the Common Stock on the NYSE was $         per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY     STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
        OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO
                          THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price to      Underwriting        Proceeds to
                          Public<F1>    Commission<F2>     the Company<F3>
                          -----------   ---------------    ---------------
    Per Income PRIDES . .      $50.00          $                 $
    Total(4)  . . . . . .         $          $                $


    <F1> Plus accrued distributions on the related Trust Preferred Securities
         and Contract Adjustment Payments, if any, from            , 1997.
    <F2> The Company and the Trust have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
    <F3> Before deducting estimated expenses payable by the Company estimated
         at $         .

    <F4> The Company and the Trust have granted to the Underwriter a 30-day option to purchase up to an additional ________ Income PRIDES, to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Commission and Proceeds to the
         Company will be $         , $         and $          , respectively.
         See "Underwriting."

                           ___________________________

      The Securities are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in
    New York, New York on or about            , 1997.

                           ___________________________

                                Merrill Lynch & Co.
                           ___________________________

             The date of this Prospectus Supplement is            , 1997.
_________________
SM   Service mark of Merrill Lynch & Co. Inc.

         Aggregate payments of   % of the Stated Amount per annum will be
    made or accrue on each Income PRIDES quarterly in arrears on        ,
      ,        and        of each year, commencing         , 199_, until the
    Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Trust Preferred Securities or
    the Treasury Portfolio, as applicable, payable at the rate of   % of the
    Stated Amount per annum, and Contract Adjustment Payments payable by the
    Company at the rate of   % of the Stated Amount per annum (provided that
    if such rate is 0%, then the Company will not make any Contract Adjustment Payments), subject in the case of distributions on Trust Preferred Securities and the Contract Adjustment Payments, to the Company's right to defer payment of such amounts. The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures, and to defer Contract Adjustment Payments, if any, until the Purchase Contract Settlement Date. As a consequence of such deferral, quarterly distributions on the Income PRIDES would be deferred, but would continue to accrue with interest compounded quarterly. If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES as described herein, quarterly distributions on the Treasury Portfolio as a portion of the cumulative cash distributions to the holders of Income PRIDES will not be deferred.

         The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the tenth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein) in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Reset Spread may not exceed 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%.

         The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Trust Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless the Company has made a payment of principal or interest on the Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture (as defined below) and the Company's obligations under the Declaration (as defined below), provides a full and unconditional guarantee by the Company of amounts due on the Trust Preferred Securities.

         The Company's obligations in respect of the Debentures and the Guarantee generally will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness. "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on parity or subordinate in right of payment to the Contract Adjustment Payments.

         If the holder of an Income PRIDES (unless a Tax Event Redemption has occurred) has not notified the Purchase Contract Agent by the fifth Business Day immediately preceding the Purchase Contract Settlement Date, in the manner described herein, of its intention to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement (each as defined herein), will use its reasonable efforts to remarket the related Trust Preferred Security on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement date at a price not less than approximately 100.5% of such Trust Preferred Security's stated liquidation amount plus accrued and unpaid distributions, if any, thereon. The proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (.25%), from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Trust Preferred Securities, the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts the Remarketing Agent fails to remarket the Trust Preferred Securities at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions including deferred distributions, if any, the remarketing will be deemed to have failed and the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and satisfy in full, from such proceeds, such holder's obligation to purchase Common Stock under the related Purchase Contracts.

         On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including, initially, the Underwriter) of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right to substitute for the related Trust Preferred Securities held by the Collateral Agent zero-coupon U.S.
    Treasury Securities (CUSIP No.        ), which are principal strips
    of the    % U.S. Treasury Securities which mature on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), in an amount per Income PRIDES equal to the

    Stated Amount per Trust Preferred Security. Because Treasury Securities are issued in integral multiples of $1,000, holders may make such substitutions only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such obligation are referred to herein as Growth PRIDES(SM). Each Growth PRIDES will consist of a unit with a face amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount of cash equal to the Stated Amount of such Growth PRIDES a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein and (ii) the Company
    will pay the holder Contract Adjustment Payments, at the rate of   % of
    the Stated Amount per annum, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. Upon the substitution of Treasury Securities for the related Trust Preferred Securities as collateral, such Trust Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on
         ,         ,        and         of each year. In addition, imputed
    interest will continue to accrete on the related Treasury Securities. A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. If a Tax Event Redemption has occurred, the rights of the holders of FELINE PRIDES to create Growth PRIDES from Income PRIDES and to recreate Income PRIDES will be terminated.

         On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, or (iii) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

         In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, or Treasury Securities, as the case may be, will be released to the holder as described herein. Such rights with respect to early cash settlement cannot be exercised by the holder of an Income PRIDES if a Tax Event Redemption has occurred.

         The Company will have the right at any time to dissolve the Trust, after satisfaction of liabilities to creditors, and cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Trust Preferred Securities are then listed, including, if applicable, the New York Stock Exchange. The Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days prior notice, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions including deferred distributions, if any, thereon to the date fixed for redemptions. See "Description of the Debentures -- Tax Event Redemption." The Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust will be distributed to the Collateral Agent, who in turn will apply such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio. See "Description of the Trust Preferred Securities -- Mandatory Redemption." Such Treasury Portfolio will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          PROSPECTUS SUPPLEMENT SUMMARY

              The following summary information is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Terms for Prospectus Supplement" herein. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option. Unless the context otherwise requires, the terms "Ingersoll-Rand" and "Company" refer to Ingersoll-Rand Company and its consolidated subsidiaries.

         Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition.

         Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:

         Air balancers                    Golf cars
         Air compressors & accessories    Hoists
         Air dryers                       Industrial pumps
         Air logic controls               Lubrication equipment
         Air motors                       Material handling equipment
         Air tools                        Monitoring drills
         Architectural hardware trim      Needle roller bearings
         Asphalt compactors               Paving equipment
         Automated-parts washing systems  Pneumatic cylinders
         Automated production systems     Pneumatic valves
         Automated components             Portable compressors
         Ball bearings                    Portable generators
         Blasthole drills                 Portable light towers
         Compact hydraulic excavators     Road-building machinery
         Construction equipment           Rock drills
         Diaphragm pumps                  Rock stabilizers
         Door closers                     Roller bearings
         Door hardware                    Rotary drills
         Door locks                       Rough-terrain forklifts
         Engineered pumps                 Skid-steer loaders
         Engine-starting systems          Soil compactors
         Exit devices                     Spray-coating systems
         Extrusion pump systems           Utility vehicles
         Fastener-tightening systems      Waterjet-cutting systems
         Fluid-handling equipment         Water well drills
                                          Winches

         These products are sold primarily under the Company's name and also under other names including ABG, Aro, Blaw-Knox, Bobcat, Centac, Charles Maire, Club Car, Ecoair, Fafnir, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Pacific, Pleuger, Schlage, Steelcraft, Torrington, Von Duprin, Worthington and Zimmerman.

         The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

         During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

         -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion in cash.
         -- the April 1997 acquisition of Newman Tonks Group PLC for approximately $376 million. Newman Tonks Group PLC is based in the United Kingdom and is a leading manufacturer, specifier and supplier of a wide range of branded architectural products in the building industry.

         The larger divestitures included:
         -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260.0 million.
         -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122.3 million to Beliot Corporation, a subsidiary of Harnischfeger Industries, Inc.
         -- the December 1996 sale of the remainder of the Process Systems Group for approximately $58 million in cash to Gencor Industries, Inc.

         Pursuant to a Stock Purchase Agreement dated as of September 12, 1997, the Company has agreed to purchase from Westinghouse Electric Corporation all the outstanding capital stock of Thermo King Corporation ("Thermo King"), together with other equity interests and assets related to Thermo King, for an aggregate purchase price of approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

         The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123).

                              Summary Financial Data

              The following summary financial data have been derived from the Consolidated Financial Statements of the Company and should be read in conjunction with "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus Supplement, and the Consolidated Financial Statements of the Company and the Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Second Quarter Form 10-Q"), each of which is incorporated in the accompanying Prospectus by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. Information on a per share basis is presented as reported and restated to reflect the 3-for-2 stock split which was effected in the form of a stock dividend, declared on August 6, 1997 and paid on September 2, 1997 to shareholders of record on August 19, 1997.

                                              Six Months Ended                          Years Ended December 31,
                                                  June 30,          --------------------------------------------------------------
                                             ----------------------

                                                1997         1996         1996        1995         1994        1993         1992
                                             ---------     --------     --------    --------     -------     --------     --------
                                                               (in millions of dollars, except per share data)
                                                 (unaudited)
                                             ----------------------

    Net sales . . . . . . . . . . . . .     $3,476.8     $3,366.7     $6,702.9     $5,729.0     $4,507.5     $4,021.1     $3,783.8

    Net earnings (loss) . . . . . . . .        189.4        166.8        358.0        270.3        211.1        142.5       (234.4)

    Total assets  . . . . . . . . . . .      5,903.7      5,695.8      5,621.6      5,563.3      3,596.9      3,375.3      3,387.6

    Long-term debt  . . . . . . . . . .      1,164.9      1,303.7      1,163.8      1,304.4        315.9        314.1        355.6

    Shareholders' equity  . . . . . . .      2,231.8      1,927.5      2,090.8      1,795.5      1,531.3      1,349.8      1,293.4

    Earnings (loss) per common share<F1>        1.75         1.56         3.33         2.55         2.00         1.36        (2.25)

    Earnings (loss) per common share<F2>        1.16         1.04         2.22         1.70         1.33         0.91        (1.50)

    Dividends per common share<F1>  . .         0.41         0.37         0.78         0.74         0.72         0.70         0.69

    Dividends per common share<F2>  . .         0.27         0.25         0.52         0.49         0.48         0.47         0.46
    ____________________

    <F1>   Prior to the 3-for-2 stock split.
    <F2>   Restated to give effect to the 3-for-2 stock split.

                                    The Trust

         Ingersoll-Rand Financing I is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of August 18, 1997, executed by the Company, as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Ingersoll-Rand Trustees") and
    (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust,
    (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."

                                   The Offering

    Securities Offered  . . . . . . . . . . .                  Income PRIDES.

    Issuers . . . . . . . . . . . . . . . . .     Ingersoll-Rand Company and
                                                  Ingersoll-Rand Financing I.

    Stated Amount . . . . . . . . . . . . . .     $50 per Income PRIDES.

    Components of FELINE PRIDES . . . . . . .     Each FELINE PRIDES offered
                                                  hereby initially will
                                                  consist of a unit (referred
                                                  to as an Income PRIDES)
                                                  comprised of (a) a Purchase
                                                  Contract under which (i)
                                                  the holder will purchase
                                                  from the Company on the
                                                  Purchase Contract
                                                  Settlement Date, for an
                                                  amount of cash equal to the
                                                  Stated Amount, a number of
                                                  newly issued shares of
                                                  Common Stock of the Company
                                                  equal to the Settlement
                                                  Rate (as defined herein),
                                                  and (ii) the Company will
                                                  pay Contract Adjustment
                                                  Payments, if any, to the
                                                  holder, and (b) either
                                                  beneficial ownership of a
                                                   % Trust Preferred
                                                  Security, having a stated
                                                  liquidation amount equal to
                                                  the Stated Amount,
                                                  representing a preferred,
                                                  undivided beneficial
                                                  interest in the assets of
                                                  the Trust or in certain
                                                  circumstances upon the
                                                  occurrence of a Tax Event
                                                  Redemption, the Applicable
                                                  Ownership Interest in the
                                                  Treasury Portfolio. The
                                                  purchase price of each
                                                  Income PRIDES will be
                                                  allocated between the
                                                  related Purchase Contract
                                                  and the related Trust
                                                  Preferred Security, in
                                                  proportion to their respec-
                                                  tive fair market values at
                                                  the time of purchase. See
                                                  "Certain Federal Income Tax
                                                  Consequences -- Acquisition
                                                  of Income PRIDES;
                                                  Allocation of Purchase
                                                  Price." The Company will,
                                                  directly or indirectly, own
                                                  all of the Common
                                                  Securities.  The Trust
                                                  exists for the sole purpose
                                                  of issuing the Trust
                                                  Preferred Securities and
                                                  the Common Securities and
                                                  investing the proceeds
                                                  thereof in an equivalent
                                                  amount of     % Debentures
                                                  of the Company, due
                                                  , 2002 (the "Debentures").

                                                  The applicable distribution
                                                  rate on the Trust Preferred
                                                  Securities and the interest
                                                  rate on the related
                                                  Debentures on and after the
                                                  Purchase Contract
                                                  Settlement Date will be
                                                  reset on the third Business
                                                  Day immediately preceding
                                                  the Purchase Contract
                                                  Settlement Date to the
                                                  Reset Rate, to be
                                                  determined by a nationally
                                                  recognized investment
                                                  banking firm chosen by the
                                                  Company (the "Reset
                                                  Agent"). See "Description
                                                  of the Preferred Securities
                                                  -- Market Rate Reset."

                                                  The Company will have the
                                                  right at any time to
                                                  dissolve the Trust and,
                                                  after satisfaction of
                                                  liabilities to creditors of
                                                  the Trust, if any, cause
                                                  the Debentures to be
                                                  distributed to the holders
                                                  of the Trust Preferred
                                                  Securities. References
                                                  herein to Trust Preferred
                                                  Securities, unless the
                                                  context otherwise requires,
                                                  mean (i) the Trust
                                                  Preferred Securities or
                                                  (ii) the Debentures which
                                                  have been delivered to the
                                                  holders upon dissolution of
                                                  the Trust. In addition, as
                                                  described below, in certain
                                                  circumstances upon the
                                                  occurrence of a Tax Event,
                                                  the Company may at its
                                                  option cause the Debentures
                                                  (and, thus, the Trust
                                                  Preferred Securities) to be
                                                  redeemed at the Redemption
                                                  Price and the Treasury
                                                  Portfolio will be
                                                  substituted for the
                                                  redeemed Trust Preferred
                                                  Securities in the manner
                                                  described herein to secure
                                                  the Income PRIDES holders'
                                                  obligations under their
                                                  related Purchase Contracts.
                                                  The distribution rate and
                                                  the payment dates for the
                                                  Trust Preferred Securities
                                                  will correspond to the
                                                  interest rate and the pay-
                                                  ment dates for the Deben-
                                                  tures, which will be the
                                                  sole assets of the Trust.
                                                  As long as a FELINE PRIDES
                                                  is in the form of an Income
                                                  PRIDES, the related Trust
                                                  Preferred Securities or the
                                                  Treasury Portfolio, as
                                                  applicable, will be pledged
                                                  with              as
                                                  collateral agent for the
                                                  Company (together with any
                                                  successor thereto in such
                                                  capacity, the "Collateral
                                                  Agent"), to secure the
                                                  holder's obligation to
                                                  purchase Common Stock under
                                                  the related Purchase
                                                  Contract. See "Risk
                                                  Factors."

    Purchase Contract Agreement . . . . . . .     The FELINE PRIDES will be
                                                  issued under a Purchase
                                                  Contract Agreement, to be
                                                  dated as of             ,
                                                  1997 (the "Purchase
                                                  Contract Agreement"),
                                                  between the Company and
                                                      , as agent for the
                                                  holders of the FELINE
                                                  PRIDES (together with any
                                                  successor thereto in such
                                                  capacity, the "Purchase
                                                  Contract Agent").

    Substitution of Pledged Securities  . . .     Each holder (including,
                                                  initially, the Underwriter)
                                                  of an Income PRIDES Will
                                                  have the right, on or prior
                                                  to the fifth Business Day
                                                  immediately preceding the
                                                  Purchase Contract Settlement
                                                  Date, to substitute for the
                                                  related Trust Preferred
                                                  Securities held by the
                                                  Collateral Agent zero-
                                                  coupon U.S. Treasury
                                                  Securities (CUSIP No.   ),
                                                  which are principal
                                                  strips of the    % U.S.
                                                  Treasury Securities which
                                                  mature on        , 2000
                                                  (the "Treasury Securi-
                                                  ties"), in an amount per
                                                  Income PRIDES equal to the
                                                  Stated Amount per Trust
                                                  Preferred Security.  If a
                                                  Tax Event Redemption has
                                                  occurred, the Income PRIDES
                                                  holder's right to effect
                                                  any such substitution will
                                                  be terminated.  See
                                                  "Description of the
                                                  Debentures -- Tax Event
                                                  Redemption." Because
                                                  Treasury Securities are
                                                  issued in integral
                                                  multiples of $1,000,
                                                  holders of Income PRIDES
                                                  may make such substitutions
                                                  only in integral multiples
                                                  of 20 Income PRIDES. Such
                                                  Treasury Securities will be
                                                  pledged with the Collateral
                                                  Agent to secure the
                                                  holder's obligation to
                                                  purchase Common Stock under
                                                  the related Purchase Con-
                                                  tracts. FELINE PRIDES with
                                                  respect to which Treasury
                                                  Securities have been
                                                  substituted for the related
                                                  Trust Preferred Securities
                                                  as collateral to secure
                                                  such obligation will be
                                                  referred to as Growth
                                                  PRIDES(SM). Each Growth
                                                  PRIDES will consist of a
                                                  unit with a face amount of
                                                  $50 comprised of (a) a
                                                  Purchase Contract under
                                                  which (i) the holder will
                                                  purchase from the Company
                                                  on the Purchase Contract
                                                  Settlement Date or earlier
                                                  for an amount of cash equal
                                                  to the Stated Amount of
                                                  such Growth PRIDES a number
                                                  of newly issued shares of
                                                  Common Stock of the Company
                                                  equal to the Settlement
                                                  Rate described herein and
                                                  (ii) the Company will pay
                                                  the holder Contract
                                                  Adjustment Payments, if
                                                  any, and (b) a 1/20
                                                  undivided beneficial
                                                  ownership interest in a
                                                  related Treasury Security
                                                  having a principal amount
                                                  at maturity equal to $1,000
                                                  and maturing on the
                                                  Business Day immediately
                                                  preceding the Purchase
                                                  Contract Settlement Date.
                                                  Upon the substitution of
                                                  Treasury Securities for the
                                                  related Trust Preferred
                                                  Securities as collateral,
                                                  such Trust Preferred
                                                  Securities will be released
                                                  to the holder as described
                                                  herein and thereafter will
                                                  trade separately from the
                                                  resulting Growth PRIDES.
                                                  See "Description of the
                                                  FELINE PRIDES --
                                                  Substitution of Pledged
                                                  Securities."

                                                  Holders who elect to
                                                  substitute Pledged
                                                  Securities (as defined in
                                                  "Description of the
                                                  Purchase Contracts --
                                                  Pledged Securities and
                                                  Pledge Agreement"), thereby
                                                  creating Growth PRIDES or
                                                  recreating Income PRIDES
                                                  (as discussed below), will
                                                  be responsible for any fees
                                                  or expenses payable in
                                                  connection therewith. See
                                                  "Certain Provisions of the
                                                  Purchase Contract Agreement
                                                  and the Pledge Agreement --
                                                  Miscellaneous."

    Recreating Income PRIDES  . . . . . . . .     On or prior to the fifth
                                                  Business Day immediately
                                                  preceding the Purchase
                                                  Contract Settlement Day, a
                                                  holder of Growth PRIDES
                                                  will have the right to
                                                  subsequently recreate
                                                  Income PRIDES by delivering
                                                  20 Growth PRIDES to the
                                                  Purchase Contract Agent
                                                  plus 20 Trust Preferred
                                                  Securities to the
                                                  Collateral Agent in
                                                  exchange for 20 Income
                                                  PRIDES and the release of
                                                  the related Treasury
                                                  Security to such holder.
                                                  If a Tax Event Redemption
                                                  has occurred, the Growth
                                                  PRIDES holder's right to
                                                  effect any such recreation
                                                  will be terminated.  See
                                                  "Description of the Deben-
                                                  tures -- Tax Event
                                                  Redemption." Such Trust
                                                  Preferred Securities will
                                                  be pledged with the Collat-
                                                  eral Agent to secure the
                                                  holder's obligation to
                                                  purchase Common Stock under
                                                  the related Purchase Con-
                                                  tracts. See "Description of
                                                  the FELINE PRIDES -- Recre-
                                                  ating Income PRIDES."

    Current Payments  . . . . . . . . . . . .     Holders of Income PRIDES
                                                  will be entitled to receive
                                                  aggregate cash
                                                  distributions at a rate of
                                                    % of the Stated Amount
                                                  per annum from and after
                                                          , 199 , payable
                                                  quarterly in arrears,
                                                  consisting of cumulative
                                                  cash distributions on the
                                                  related Trust Preferred
                                                  Securities or the Treasury
                                                  Portfolio, as applicable,
                                                  payable at the rate of
                                                  % of the Stated Amount per
                                                  annum, and Contract Adjust-
                                                  ment Payments, payable by
                                                  the Company at the rate of
                                                    % of the Stated Amount
                                                  per annum (provided that if
                                                  such rate is 0%, then the
                                                  Company will not make any
                                                  Contract Adjustment
                                                  Payments), subject (in the
                                                  case of such distributions
                                                  on the Trust Preferred
                                                  Securities and of the
                                                  Contract Adjustment Pay-
                                                  ments) to the Company's
                                                  right to defer the payment
                                                  of such amounts. The
                                                  ability of the Trust to
                                                  make the quarterly
                                                  distributions on the
                                                  related Trust Preferred
                                                  Securities will be solely
                                                  dependent upon the receipt
                                                  of corresponding interest
                                                  payments from the Company
                                                  on the Debentures. The
                                                  Company's obligations with
                                                  respect to the Debentures
                                                  will be senior and unse-
                                                  cured and will rank pari
                                                  passu in right of payment
                                                  with all other senior
                                                  unsecured obligations of
                                                  the Company. The Contract
                                                  Adjustment Payments, if
                                                  any, will be subordinated
                                                  and junior in right of
                                                  payment to the Senior
                                                  Indebtedness (as defined
                                                  herein).
                                                  In the event that a holder
                                                  of Income PRIDES
                                                  substitutes Treasury
                                                  Securities for the related
                                                  Trust Preferred Securities,
                                                  such holder would receive
                                                  on the resulting Growth
                                                  PRIDES only the quarterly
                                                  distributions of Contract
                                                  Adjustment Payments, if
                                                  any, subject to the
                                                  Company's rights of
                                                  deferral described herein.
                                                  In addition, imputed
                                                  interest would continue to
                                                  accrete on the related
                                                  Treasury Securities. See
                                                  "Risk Factors -- Right to
                                                  Defer Current Payments."
                                                  If a Tax Event Redemption
                                                  has occurred as described
                                                  herein and the Treasury
                                                  Portfolio has become a
                                                  component of the Income
                                                  PRIDES, quarterly
                                                  distributions on the
                                                  Treasury Portfolio, as a
                                                  portion of the cumulative
                                                  quarterly distribution to
                                                  the holders of Income
                                                  PRIDES, will not be
                                                  deferred.

    Contract Adjustment Payments  . . . . . .     Contract Adjustment
                                                  Payments will be fixed at a
                                                  rate per annum of   % of
                                                  the Stated Amount per
                                                  Purchase Contract, provided
                                                  that if such rate is 0%,
                                                  then the Company will not
                                                  make any Contract
                                                  Adjustment Payments. Con-
                                                  tract Adjustment Payments
                                                  will be specified as a
                                                  positive component of the
                                                  distributions on the Income
                                                  PRIDES only if and to the
                                                  extent that the rate of
                                                  distributions on the Trust
                                                  Preferred Securities, as
                                                  determined on the date on
                                                  which the Income PRIDES are
                                                  priced for sale, is less
                                                  than the aggregate
                                                  distribution rate required
                                                  on such date for the offer
                                                  and sale of the Income
                                                  PRIDES at the price to
                                                  public specified on the
                                                  cover page of this
                                                  Prospectus Supplement.
                                                  Accordingly, the final
                                                  Prospectus Supplement will
                                                  indicate whether and to
                                                  what extent Contract
                                                  Adjustment Payments will be
                                                  required to be made by the
                                                  Company. See "Description
                                                  of the Purchase Contracts
                                                  -- Contract Adjustment
                                                  Payments."

    Option to Extend Distribution
       Payment Periods  . . . . . . . . . . .     The Company has the right
                                                  at any time, and from time
                                                  to time, limited to a
                                                  period not extending beyond
                                                  the maturity date of the
                                                  Debentures, to defer the
                                                  interest payments due on
                                                  the Debentures. As a
                                                  consequence of such
                                                  deferral, quarterly
                                                  distributions to holders of
                                                  Income PRIDES (or any Trust
                                                  Preferred Securities
                                                  outstanding after the
                                                  Purchase Contract
                                                  Settlement Date or after a
                                                  substitution of collateral
                                                  resulting in the creation
                                                  of Growth PRIDES) would be
                                                  deferred (but despite such
                                                  deferral, would continue to
                                                  accumulate quarterly and
                                                  would accrue interest
                                                  thereon compounded
                                                  quarterly at the rate of
                                                  % per annum through and
                                                  including           , 2000,
                                                  and at the Reset Rate
                                                  thereafter). The Company
                                                  also has the right to defer
                                                  the payment of Contract
                                                  Adjustment Payments, if
                                                  any, on the related
                                                  Purchase Contracts until no
                                                  later than the Purchase
                                                  Contract Settlement Date;
                                                  however, such deferred
                                                  Contract Adjustment
                                                  Payments, if any, will bear
                                                  additional Contract
                                                  Adjustment Payments at the
                                                  rate of   % per annum (such
                                                  deferred Contract Adjust-
                                                  ment Payments together with
                                                  the additional Contract
                                                  Adjustment Payments shall
                                                  be referred to as the
                                                  "Deferred Contract
                                                  Adjustment Payments"). See
                                                  "Description of the
                                                  Purchase Contracts --
                                                  Contract Adjustment
                                                  Payments." If interest
                                                  payments on the Debentures
                                                  or the Contract Adjustment
                                                  Payments, if any, are
                                                  deferred, the Company has
                                                  agreed, among other things,
                                                  not to declare or pay any
                                                  dividend on or repurchase
                                                  its capital stock during
                                                  the period of such
                                                  deferral.  If a Tax Event
                                                  Redemption has occurred and
                                                  the Treasury Portfolio has
                                                  become a component of the
                                                  Income PRIDES, quarterly
                                                  distributions on the
                                                  Treasury Portfolio as a
                                                  portion of the cumulative
                                                  quarterly distributions to
                                                  the holders of Income
                                                  PRIDES will not be
                                                  deferred.

                                                  In the event that the
                                                  Company elects to defer the
                                                  payment of Contract Adjust-
                                                  ment Payments, if any, on
                                                  the related Purchase Con-
                                                  tracts until the Purchase
                                                  Contract Settlement Date,
                                                  each holder of the related
                                                  Income PRIDES or Growth
                                                  PRIDES will receive on the
                                                  Purchase Contract
                                                  Settlement Date in respect
                                                  of such Deferred Contract
                                                  Adjustment Payments a cash
                                                  payment of the aggregate
                                                  amount of Deferred Contract
                                                  Adjustment Payments payable
                                                  to such holder. See
                                                  "Description of the
                                                  Purchase Contracts --
                                                  Option to Defer Contract
                                                  Adjustment Payments."

    Payment Dates . . . . . . . . . . . . . .     Subject to the deferral
                                                  provisions described
                                                  herein, the current
                                                  payments described above in
                                                  respect of the Income
                                                  PRIDES will be payable
                                                  quarterly in arrears on
                                                     ,         ,          and
                                                         of each year,
                                                  commencing          , 199 ,
                                                  through and including (i)
                                                  in the case of the Contract
                                                  Adjustment Payments, if
                                                  any, the Purchase Contract
                                                  Settlement Date or the most
                                                  recent such quarterly date
                                                  on or prior to any early
                                                  settlement of the related
                                                  Purchase Contracts and (ii)
                                                  in the case of Trust
                                                  Preferred Securities,
                                                  through and including the
                                                  most recent such quarterly
                                                  date on or prior to the
                                                  earlier of the Purchase
                                                  Contract Settlement Date
                                                  and the date the liqui-
                                                  dation amount of a Trust
                                                  Preferred Security,
                                                  together with all
                                                  accumulated and unpaid
                                                  distributions thereon, is
                                                  paid in full (each, a
                                                  "Payment Date").

    Remarketing . . . . . . . . . . . . . . .     Pursuant to a Remarketing
                                                  Agreement (the "Remarketing
                                                  Agreement") dated as of
                                                    , 1997, among the Compa-
                                                  ny, the Trust, the Purchase
                                                  Contract Agent, the
                                                  Collateral Agent and a
                                                  nationally recognized
                                                  investment banking firm
                                                  chosen by the Company (the
                                                  "Remarketing Agent"), and
                                                  subject to the terms of a
                                                  Remarketing Underwriting
                                                  Agreement to be dated as of
                                                  the third Business Day
                                                  immediately preceding the
                                                  Purchase Contract
                                                  Settlement Date among such
                                                  parties (the "Remarketing
                                                  Underwriting Agreement"),
                                                  the Trust Preferred Securi-
                                                  ties of such Income PRIDES
                                                  holders who have failed to
                                                  notify the Purchase
                                                  Contract Agent, on or prior
                                                  to the fifth Business Day
                                                  immediately preceding the
                                                  Purchase Contract
                                                  Settlement Date, of their
                                                  intention to settle the
                                                  related Purchase Contracts
                                                  with separate cash, will be
                                                  remarketed on the third
                                                  Business Day immediately
                                                  preceding the Purchase
                                                  Contract Settlement Date.
                                                  The Remarketing Agent will
                                                  use its reasonable efforts
                                                  to remarket such Trust
                                                  Preferred Securities on
                                                  such date for settlement on
                                                  the Purchase Contract
                                                  Settlement Date at a price
                                                  not less than approximately
                                                  100.5% of the aggregate
                                                  stated liquidation amount
                                                  of such Trust Preferred
                                                  Security, plus accrued and
                                                  unpaid distributions
                                                  (including deferred
                                                  distributions), if any,
                                                  thereon. The portion of the
                                                  proceeds from such
                                                  remarketing equal to the
                                                  aggregate stated
                                                  liquidation amount of such
                                                  Trust Preferred Securities
                                                  will be automatically
                                                  applied to satisfy in full
                                                  such Income PRIDES holders'
                                                  obligations to purchase
                                                  Common Stock under the
                                                  related Purchase Contracts.
                                                  In addition, after
                                                  deducting as the
                                                  Remarketing Fee an amount
                                                  not exceeding 25 basis
                                                  points (.25%) from any
                                                  amount of such proceeds in
                                                  excess of the aggregate
                                                  stated liquidation amount
                                                  of the remarketed Trust
                                                  Preferred Securities, the
                                                  Remarketing Agent will
                                                  remit the remaining portion
                                                  of the proceeds, if any,
                                                  for the benefit of such
                                                  holder. Income PRIDES
                                                  holders, whose Trust
                                                  Preferred Securities are so
                                                  remarketed will not
                                                  otherwise be responsible
                                                  for any Remarketing Fee in
                                                  connection therewith. If,
                                                  despite using its
                                                  reasonable efforts, the
                                                  Remarketing Agent cannot
                                                  remarket the related Trust
                                                  Preferred Securities of
                                                  such holders of Income
                                                  PRIDES at a price not less
                                                  than 100% of the aggregate
                                                  stated liquidation amount
                                                  of such Trust Preferred
                                                  Securities plus accrued and
                                                  unpaid distributions,
                                                  including deferred
                                                  distributions, if any,
                                                  thereon, the remarketing
                                                  will be deemed to have
                                                  failed and the Company will
                                                  exercise its rights as a
                                                  secured party to dispose of
                                                  the Trust Preferred
                                                  Securities in accordance
                                                  with applicable law and to
                                                  satisfy in full, from such
                                                  disposition, such holder's
                                                  obligation to purchase
                                                  Common Stock under the
                                                  related Purchase Contracts.
                                                  It is currently anticipated
                                                  that Merrill Lynch, Pierce,
                                                  Fenner & Smith Incorporated
                                                  will be the Remarketing
                                                  Agent. See "Description of
                                                  the FELINE PRIDES --
                                                  Remarketing."

    Purchase Contract Settlement Date . . . .                 , 2000.

    Settlement of Purchase Contracts  . . . .     On the Business Day immedi-
                                                  ately preceding the
                                                  Purchase Contract
                                                  Settlement Date, unless a
                                                  holder of Income PRIDES or
                                                  Growth PRIDES (i) has
                                                  settled the related
                                                  Purchase Contracts through
                                                  the early delivery of cash
                                                  to the Purchase Contract
                                                  Agent in the manner
                                                  described herein, (ii) has
                                                  settled the related
                                                  Purchase Contracts with
                                                  separate cash on the
                                                  Business Day prior to the
                                                  Purchase Contract
                                                  Settlement Date pursuant to
                                                  prior notification to the
                                                  Purchase Contract Agent, or
                                                  (iii) an event described
                                                  under "Description of the
                                                  Purchase Contracts --
                                                  Termination" has occurred,
                                                  then (A) in the case of
                                                  Income PRIDES (unless a Tax
                                                  Event Redemption has
                                                  occurred) the Company will
                                                  exercise its rights as a
                                                  secured party to dispose of
                                                  the Trust Preferred
                                                  Securities in accordance
                                                  with applicable law and (B)
                                                  in the case of Growth
                                                  PRIDES or Income PRIDES (if
                                                  a Tax Event Redemption has
                                                  occurred) the principal
                                                  amount of the related
                                                  Treasury Securities or the
                                                  Treasury Portfolio, as
                                                  applicable, when paid at
                                                  maturity, will automatical-
                                                  ly be applied to satisfy in
                                                  full such holder's
                                                  obligation to purchase
                                                  Common Stock under the
                                                  related Purchase Contracts.

                                                  In the event that a holder
                                                  of either Income PRIDES or
                                                  Growth PRIDES effects the
                                                  early settlement of the
                                                  related Purchase Contracts
                                                  through the delivery of
                                                  cash or settles such
                                                  Purchase Contracts with
                                                  cash on the Business Day
                                                  immediately preceding the
                                                  Purchase Contract
                                                  Settlement Date, the
                                                  related Trust Preferred
                                                  Securities or Treasury
                                                  Securities, as the case may
                                                  be, will be released to the
                                                  holder as described herein.
                                                  Such settlement rights with
                                                  respect to early cash
                                                  settlement cannot be
                                                  exercised by the holders of
                                                  Income PRIDES if a Tax
                                                  Event Redemption has
                                                  occurred.

    Settlement Rate . . . . . . . . . . . . .     The number of new shares of
                                                  Common Stock issuable upon
                                                  settlement of each Purchase
                                                  Contract on the Purchase
                                                  Contract Settlement Date
                                                  (the "Settlement Rate")
                                                  will be calculated as
                                                  follows (subject to
                                                  adjustment under certain
                                                  circumstances): (a) if the
                                                  Applicable Market Value is
                                                  equal to or greater than $

                                                         (the "Threshold
                                                  Appreciation Price"), the
                                                  Settlement Rate will be
                                                  , (b) if the Applicable
                                                  Market Value is less than
                                                  the Threshold Appreciation
                                                  Price but greater than $
                                                       , the Settlement Rate
                                                  will equal the Stated
                                                  Amount divided by the
                                                  Applicable Market Value,
                                                  and (c) if the Applicable
                                                  Market Value is less than
                                                  or equal to $          ,
                                                  the Settlement Rate will be
                                                           . "Applicable
                                                  Market Value" means the
                                                  average of the Closing
                                                  Price (as defined) per
                                                  share of Common Stock on
                                                  each of the thirty
                                                  consecutive Trading Days
                                                  (as defined) ending on the
                                                  third Trading Day
                                                  immediately preceding the
                                                  Purchase Contract
                                                  Settlement Date.

    Early Settlement  . . . . . . . . . . . .     A holder of Income PRIDES
                                                  (unless a Tax Event
                                                  Redemption has occurred)
                                                  may settle the related
                                                  Purchase Contracts on or
                                                  prior to the fifth Business
                                                  Day immediately preceding
                                                  the Purchase Contract
                                                  Settlement Date in the
                                                  manner described herein,
                                                  but only in integral
                                                  multiples of 20 Income
                                                  PRIDES, and the holder of
                                                  Growth PRIDES may settle
                                                  the related Purchase
                                                  Contracts on or prior to
                                                  the Purchase Contract
                                                  Settlement Date in the
                                                  manner described herein (in
                                                  either case, on "Early
                                                  Settlement"). Upon such
                                                  Early Settlement, (a) the
                                                  holder will pay to the
                                                  Company through the
                                                  Purchase Contract Agent in
                                                  immediately available funds
                                                  an amount equal to the
                                                  Stated Amount for each
                                                  Purchase Contract to be
                                                  settled and deliver the
                                                  Income PRIDES or Growth
                                                  PRIDES, as the case may be,
                                                  to the Purchase Contract
                                                  Agent, (b) the related
                                                  Trust Preferred Securities
                                                  or Treasury Securities, as
                                                  applicable, within three
                                                  Business Days of the date
                                                  of Early Settlement, will
                                                  be transferred to the
                                                  holder free and clear of
                                                  the Company's security
                                                  interest therein, and (c)
                                                  the Company, within three
                                                  Business Days of the date
                                                  of Early Settlement, will
                                                  deliver newly issued shares
                                                  of Common Stock to the
                                                  holder for each Purchase
                                                  Contract so settled. Upon
                                                  Early Settlement, (i) the
                                                  holder's rights to receive
                                                  Deferred Contract Adjust-
                                                  ment Payments, if any, on
                                                  the Purchase Contracts
                                                  being settled will be
                                                  forfeited, (ii) the
                                                  holder's right to receive
                                                  additional Contract Adjust-
                                                  ment Payments, if any, in
                                                  respect of such Purchase
                                                  Contracts will terminate
                                                  and (iii) no adjustment
                                                  will be made to or for the
                                                  holder on account of De-
                                                  ferred Contract Adjustment
                                                  Payments, if any, or any
                                                  amount accrued in respect
                                                  of Contract Adjustment
                                                  Payments, if any.

    Termination . . . . . . . . . . . . . . .     The Purchase Contracts
                                                  (including the right
                                                  thereunder to receive ac-
                                                  crued or Deferred Contract
                                                  Adjustment Payments, if
                                                  any, and the obligation to
                                                  purchase Common Stock) will
                                                  automatically terminate
                                                  upon the occurrence of
                                                  certain events of
                                                  bankruptcy, insolvency or
                                                  reorganization with respect
                                                  to the Company. Upon such
                                                  termination, the Collateral
                                                  Agent will release the
                                                  related Trust Preferred
                                                  Securities or, if
                                                  substituted, the related
                                                  Treasury Securities or
                                                  Treasury Portfolio, held by
                                                  it to the Purchase Contract
                                                  Agent for distribution to
                                                  the holders, subject in the
                                                  case of the Treasury
                                                  Portfolio to the Purchase
                                                  Contract Agent's
                                                  disposition of the subject
                                                  securities for cash, and
                                                  the payment of such cash to
                                                  the holders, to the extent
                                                  that the holder would
                                                  otherwise have been
                                                  entitled to receive less
                                                  than $1,000 of any such
                                                  security although there may
                                                  be a limited delay before
                                                  such release and
                                                  distribution. In the event
                                                  that the Company becomes
                                                  the subject of a case under
                                                  the United States
                                                  Bankruptcy Code of 1978, as
                                                  amended (the "Bankruptcy
                                                  Code"), such delay may
                                                  occur as a result of the
                                                  automatic stay under the
                                                  Bankruptcy Code and
                                                  continue until such
                                                  automatic stay has been
                                                  lifted.

    Voting and Certain Other Rights . . . . .     Holders of Trust Preferred
                                                  Securities will not be
                                                  entitled to vote to
                                                  appoint, remove or replace,
                                                  or to increase or decrease
                                                  the number of Regular
                                                  Trustees and will generally
                                                  have no voting rights
                                                  except in the limited cir-
                                                  cumstances described under
                                                  "Description of Trust Pre-
                                                  ferred Securities -- Voting
                                                  Rights." Holders of
                                                  Purchase Contracts forming
                                                  part of the Income PRIDES
                                                  or Growth PRIDES in their
                                                  capacities as such holders
                                                  will have no voting or
                                                  other rights in respect of
                                                  the Common Stock.

    Listing of the Income PRIDES  . . . . . .     Application will be made to
                                                  list the Income PRIDES on
                                                  the New York Stock Exchange
                                                  (the "NYSE") under the
                                                  symbol "       ", subject
                                                  to official notice of
                                                  issuance. If Growth PRIDES
                                                  and Trust Preferred
                                                  Securities are separately
                                                  traded, the Company will
                                                  endeavor to cause such
                                                  securities to be listed on
                                                  such exchange on which the
                                                  Income PRIDES are then
                                                  listed, including, if
                                                  applicable, the NYSE. See
                                                  "Underwriting."

    NYSE Symbol of Common Stock . . . . . . .     "IR"

    Trust Preferred Securities

    The Trust . . . . . . . . . . . . . . . .     Ingersoll-Rand Financing I,
                                                  a Delaware business trust.
                                                  The sole assets of the
                                                  Trust will consist of the
                                                  Debentures. The Company
                                                  will directly or indirectly
                                                  own all of the Common
                                                  Securities representing
                                                  undivided beneficial
                                                  ownership interests in the
                                                  assets of the Trust.

    Trust Preferred Securities  . . . . . . .          of     % Trust
                                                  Preferred Securities
                                                  (liquidation amount $50 per
                                                  Trust Preferred Security),
                                                  representing undivided
                                                  beneficial ownership
                                                  interests in the assets of
                                                  the Trust.

    Distributions . . . . . . . . . . . . . .     Distributions on the Trust
                                                  Preferred Securities, which
                                                  will constitute all or a
                                                  portion of the
                                                  distributions on the Income
                                                  PRIDES, will be cumulative,
                                                  will accrue from the first
                                                  date of issuance of the
                                                  Trust Preferred Securities
                                                  and will be payable
                                                  initially at the annual
                                                  rate of     % of the
                                                  liquidation amount of $50
                                                  per Trust Preferred
                                                  Security to but excluding
                                                  the Purchase Contract
                                                  Settlement Date, and from
                                                  the Purchase Contract
                                                  Settlement Date to but
                                                  excluding             ,
                                                  2002, at the Reset Rate, in
                                                  each case, when, as and if
                                                  funds are available for
                                                  payment. Subject to the
                                                  distribution deferral
                                                  provisions, distributions
                                                  will be payable quarterly
                                                  in arrears on each       ,
                                                        ,         and
                                                  , commencing          ,
                                                  1997.

    Market Rate Reset . . . . . . . . . . . .     The applicable quarterly
                                                  distribution rate on the
                                                  Trust Preferred Securities
                                                  and the interest rate on
                                                  the Debentures on and after
                                                  the Purchase Contract
                                                  Settlement Date will be
                                                  reset on the third Business
                                                  Day immediately preceding
                                                  the Purchase Contract
                                                  Settlement Date to the
                                                  Reset Rate, determined by
                                                  the Reset Agent as the rate
                                                  the Trust Preferred
                                                  Securities should bear in
                                                  order for a Trust Preferred
                                                  Security to have an
                                                  approximate market value no
                                                  less than 100.5% of the
                                                  Stated Amount on the third
                                                  Business Day immediately
                                                  preceding the Purchase
                                                  Contract Settlement Date,
                                                  provided, that in no event
                                                  will the Reset Rate be
                                                  higher than the rate on the
                                                  Two-Year Benchmark Treasury
                                                  plus 200 basis points (2%).
                                                  Such market value may be
                                                  less than 100.5% if the Reset
                                                  Spread is set at the maxi-
                                                  mum of 2%. It is currently
                                                  anticipated that Merrill
                                                  Lynch, Pierce, Fenner &
                                                  Smith Incorporated will be
                                                  the Reset Agent. See "De-
                                                  scription of the Trust
                                                  Preferred Securities --
                                                  Market Rate Reset."

    Distribution Deferral Provisions  . . . .     The ability of the Trust to
                                                  pay distributions on the
                                                  Trust Preferred Securities
                                                  will be solely dependent on
                                                  the receipt of interest
                                                  payments from the Company
                                                  on the Debentures. The
                                                  Company will have the right
                                                  at any time, and from time
                                                  to time, to defer the
                                                  interest payments due on
                                                  the Debentures for
                                                  successive extension
                                                  periods (the "Extension
                                                  Periods") limited, in the
                                                  aggregate, to a period not
                                                  extending beyond the
                                                  maturity date of the
                                                  Debentures. The corre-
                                                  sponding quarterly
                                                  distributions on the Trust
                                                  Preferred Securities would
                                                  be deferred by the Trust
                                                  (but would continue to
                                                  accumulate quarterly and
                                                  would accrue interest,
                                                  compounded quarterly, at
                                                  the rate of   % per annum
                                                  through and including
                                                              , 2000, and at
                                                  the Reset Rate thereafter)
                                                  until the end of any such
                                                  Extension Period. If a
                                                  deferral of an interest
                                                  payment occurs, the holders
                                                  of the Trust Preferred
                                                  Securities will be required
                                                  to accrue interest income
                                                  for United States federal
                                                  income tax purposes in
                                                  advance of the receipt of
                                                  any corresponding cash
                                                  distribution with respect
                                                  to such deferred interest
                                                  payment. See "Risk Factors
                                                  -- Right to Defer Current
                                                  Payments," "Description of
                                                  the Trust Preferred
                                                  Securities --
                                                  Distributions" and "Certain
                                                  Federal Income Tax
                                                  Consequences -- Interest
                                                  Income and Original Issue
                                                  Discount on Trust Preferred
                                                  Securities."

    Rights Upon Deferral of Distribution  . .     During any period in which
                                                  interest payments on the
                                                  Debentures are deferred,
                                                  interest will accrue on the
                                                  Debentures (compounded
                                                  quarterly) and quarterly
                                                  distributions on the Trust
                                                  Preferred Securities will
                                                  continue to accumulate with
                                                  interest thereon at the
                                                  rate of   % per annum
                                                  through and including
                                                           , 2000, and at the
                                                  Reset Rate thereafter,
                                                  compounded quarterly.

    Liquidation Preference  . . . . . . . . .     In the event of any
                                                  liquidation of the Trust,
                                                  and after satisfaction of
                                                  liabilities to creditors of
                                                  the Trust, if any, holders
                                                  will be entitled to receive
                                                  Debentures in an aggregate
                                                  principal amount equal to
                                                  the aggregate stated
                                                  liquidation amount of the
                                                  Trust Preferred Securities.
    Investment Company Event Distribution . .     In certain circumstances
                                                  involving an Investment
                                                  Company Event, the Trust
                                                  would be dissolved, with
                                                  the result that, after
                                                  satisfaction of liabilities
                                                  to creditors of the Trust,
                                                  if any, Debentures with an
                                                  aggregate principal amount
                                                  equal to the aggregate
                                                  stated liquidation amount
                                                  of the Trust Preferred
                                                  Securities would be
                                                  distributed to the holders
                                                  of the Trust Preferred
                                                  Securities on a pro rata
                                                  basis. In such event, an
                                                  Income PRIDES would
                                                  thereafter consist of a
                                                  Debenture with a principal
                                                  amount equal to the Stated
                                                  Amount of such Income
                                                  PRIDES and the related
                                                  Purchase Contract, and such
                                                  Debenture would be
                                                  otherwise treated as if it
                                                  were a Trust Preferred
                                                  Security.

    Tax Event Redemption  . . . . . . . . . .     The Debentures (and, thus,
                                                  the Trust Securities) are
                                                  redeemable, at the option
                                                  of the Company, on not less
                                                  than 30 days or more than
                                                  60 days prior written
                                                  notice, in whole but not in
                                                  part, at any time prior to
                                                  the Purchase Contract
                                                  Settlement Date upon the
                                                  occurrence and continuation
                                                  of a Tax Event under the
                                                  circumstances described
                                                  herein at a Redemption
                                                  Price equal to, for each
                                                  Debenture, the Redemption
                                                  Amount.  See "Description
                                                  of the Debentures -- Tax
                                                  Event Redemption." If the
                                                  Company so redeems all of
                                                  the Debentures, the Trust
                                                  must redeem all of the
                                                  Trust Securities.  The
                                                  Redemption Price payable in
                                                  liquidation of the Income
                                                  PRIDES holders' interest in
                                                  the Trust, will be
                                                  distributed to the
                                                  Collateral Agent, who in
                                                  turn will apply such
                                                  Redemption Price to
                                                  purchase the Treasury
                                                  Portfolio on behalf of the
                                                  holders of Income PRIDES.
                                                  The Treasury Portfolio
                                                  would be pledged with the
                                                  Collateral Agent to secure
                                                  such Income PRIDES holders'
                                                  obligations to purchase the
                                                  Company's Common Stock
                                                  under their Purchase
                                                  Contracts.  See
                                                  "Description of the Trust
                                                  Preferred Securities --
                                                  Mandatory Redemption."

                                                  Other than in the event of
                                                  a Tax Event Redemption, the
                                                  Company will not have the
                                                  ability to redeem the
                                                  Debentures prior to their
                                                  stated maturity date.  See
                                                  "Description of the
                                                  Debentures -- Tax Event
                                                  Redemption".

    Guarantee . . . . . . . . . . . . . . . .     The Company will
                                                  irrevocably and
                                                  unconditionally guarantee
                                                  (the "Guarantee"),
                                                  generally on a senior
                                                  unsecured basis, the
                                                  payment in full of (i)
                                                  distributions on the Trust
                                                  Preferred Securities to the
                                                  extent the Trust has funds
                                                  available therefor, (ii)
                                                  the redemption price of
                                                  Trust Preferred Securities
                                                  in respect of which the
                                                  related Debentures have
                                                  been repurchased by the
                                                  Company on the Purchase
                                                  Contract Settlement Date,
                                                  to the extent the Trust has
                                                  funds available therefor,
                                                  and (iii) generally, the
                                                  liquidation amount of the
                                                  Trust Preferred Securities
                                                  or the Redemption Price
                                                  upon a Tax Event
                                                  Redemption, to the extent
                                                  the Trust has assets
                                                  available for distribution
                                                  to holders of Trust
                                                  Preferred Securities in the
                                                  event of a dissolution of
                                                  the Trust. The Guarantee
                                                  will be a senior unsecured
                                                  obligation of the Company
                                                  and will rank pari passu
                                                  with all of the Company's
                                                  other senior unsecured
                                                  obligations.

    Debentures  . . . . . . . . . . . . . . .     Unless a Tax Event
                                                  Redemption has occurred,
                                                  the Debentures will mature
                                                  on November   , 2002, and
                                                  will bear, initially,
                                                  interest at the rate of
                                                  % per annum, payable
                                                  quarterly in arrears on
                                                  each           ,
                                                  ,           and
                                                  commencing           ,
                                                  1998. The interest rate on
                                                  the Debentures, and the
                                                  distribution rate on the
                                                  Trust Preferred Securities,
                                                  payable on and after the
                                                  Purchase Contract
                                                  Settlement Date will be
                                                  reset on the third Business
                                                  Day immediately preceding
                                                  the Purchase Contract
                                                  Settlement Date to the
                                                  Reset Rate determined by
                                                  the Reset Agent. See
                                                  "Description of Debentures
                                                  -- Interest." Interest
                                                  payments on the Debentures
                                                  may be deferred from time
                                                  to time by the Company for
                                                  successive Extension
                                                  Periods not extending, in
                                                  the aggregate, beyond the
                                                  stated maturity date of the
                                                  Debentures. During any
                                                  Extension Period, interest
                                                  at the rate of   % per
                                                  annum through and including
                                                             , 2000, and at
                                                  the Reset Rate thereafter
                                                  would continue to accrue
                                                  and compound quarterly.
                                                  Upon the termination of any
                                                  Extension Period and the
                                                  payment of all amounts then
                                                  due, the Company may
                                                  commence a new Extension
                                                  Period, provided such new
                                                  Extension Period does not
                                                  extend beyond the stated
                                                  maturity date of the
                                                  Debentures. No interest
                                                  shall be due during an
                                                  Extension Period until the
                                                  end of such period. During
                                                  an Extension Period, the
                                                  Company will be prohibited
                                                  from paying dividends on or
                                                  purchasing any of its capi-
                                                  tal stock and making
                                                  certain other restricted
                                                  payments until quarterly
                                                  interest payments are re-
                                                  sumed and all amounts then
                                                  due on the Debentures are
                                                  paid. The Debentures will
                                                  be senior unsecured obliga-
                                                  tions of the Company and
                                                  will rank pari passu with
                                                  all of the Company's other
                                                  senior unsecured obliga-
                                                  tions. See "Description of
                                                  the Debentures."

    Federal Income Tax Consequences . . . . .     Provided the Company does
                                                  not exercise its right to
                                                  defer interest on the
                                                  Debentures, a beneficial
                                                  owner of Income PRIDES and
                                                  Trust Preferred Securities
                                                  will include in gross
                                                  income its pro rata share
                                                  of the stated interest on
                                                  the Debentures when such
                                                  interest income is paid or
                                                  accrued in accordance with
                                                  its regular method of tax
                                                  accounting.  The Company
                                                  intends to report the
                                                  Contract Adjustment
                                                  Payments as income to
                                                  holders of Income PRIDES
                                                  and Growth PRIDES, but
                                                  holders should consult
                                                  their tax advisors
                                                  concerning the possibility
                                                  that the Contract
                                                  Adjustment Payments may be
                                                  treated as loans, purchase
                                                  price adjustments, rebates
                                                  or option premiums rather
                                                  than being includible in
                                                  income on a current basis.
                                                  Holders of Growth PRIDES
                                                  will be required to include
                                                  in gross income their
                                                  allocable share of any
                                                  original issue discount
                                                  ("OID") or market discount,
                                                  or amortize their allocable
                                                  share of any bond premium
                                                  otherwise includible or
                                                  deductible, respectively,
                                                  with respect to the
                                                  Treasury Securities posted
                                                  with the Collateral Agent.
                                                  If a Tax Event Redemption
                                                  has occurred, a beneficial
                                                  owner of Income PRIDES will
                                                  be required to include in
                                                  gross income its allocable
                                                  share of OID on the
                                                  Treasury Portfolio as it
                                                  accrues on a constant yield
                                                  to maturity basis.  See
                                                  "Certain Federal Income Tax
                                                  Consequences."

    Use of Proceeds . . . . . . . . . . . . .     All or substantially all of
                                                  the proceeds from the sale
                                                  of the Income PRIDES, of
                                                  which the Trust Preferred
                                                  Securities are a component,
                                                  will be invested by the
                                                  Trust in Debentures of the
                                                  Company, and the remainder,
                                                  if any, will be paid to the
                                                  Company. The net proceeds
                                                  of such sale, estimated to
                                                  be of approximately $
                                                  million, ultimately will be
                                                  used by the Company for
                                                  capital expenditures,
                                                  acquisitions and other
                                                  general corporation
                                                  purposes, including without
                                                  limitation, the acquisition
                                                  of Thermo King. Funds not
                                                  required immediately for
                                                  such purposes may be
                                                  invested in short-term
                                                  obligations or used to
                                                  reduce the future level of
                                                  the Company's commercial
                                                  paper obligations.

                                   RISK FACTORS

         Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus Supplement and the accompanying Prospectus.

    Investment in FELINE PRIDES Requires Holders to Purchase Common Stock; Risk of Decline in Equity Value

         Although holders of the FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, the Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds of the remarketing of the Trust Preferred Securities or the principal of the related Treasury Securities or the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder has cash settled, following the Purchase Contract Settlement Date, holders will own shares of Common Stock rather than a beneficial interest in Trust Preferred Securities, the Treasury Portfolio or Treasury Securities. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the closing price of the Common Stock on the date hereof, the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be less than the Stated Amount paid for the FELINE PRIDES, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

    Limitations on Opportunity for Equity Appreciation

         The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of ___% over the closing price of the Common Stock on the date hereof). Moreover, holders of the FELINE PRIDES will only be entitled to receive on the Purchase Contract Settlement Date __% (the percentage equal to the closing price of the Common Stock on the date thereof divided by the Threshold Appreciation Price) of any appreciation of the price of the

    Common Appreciation Stock in excess of the Threshold Appreciation Price.

    Factors Affecting Trading Prices

         The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.

    Voting and Certain Other Rights

         Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Ingersoll-Rand Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities -- Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Restated Certificate of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.


    Dilution of Common Stock

         The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

    Possible Illiquidity of the Secondary Market

         It is not possible to predict how Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application will be made to list the Income PRIDES on the NYSE. If Growth PRIDES and Trust Preferred Securities are separately traded, the Company will endeavor to cause such security to be listed on such exchange on which the Income PRIDES are then listed, including, if applicable, the NYSE. The Company and the Trust have been advised by the Underwriter that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities, the price at which holders would be able to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES were to substitute Treasury Securities for Trust Preferred Securities, thereby converting their Income PRIDES to Growth PRIDES, the liquidity of Income PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of the election by holders to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES be outstanding at any time.

    Pledged Securities Encumbered

         Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

    Investment Company Event Distribution

         Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures."

         There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Trust Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Trust Preferred Securities -- Distribution of the Debentures" and "Description of the Debentures -- General."

    Tax Event Redemption

         The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount. See "Description of the Debentures -- Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities. The Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Trust Preferred Securities, not held in the form of Income PRIDES, will receive redemption payments. The Treasury Portfolio will be pledged with the Collateral
    Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the pledging of the Treasury Portfolio as collateral in replacement of any Trust Preferred Securities so redeemed. See "Description of the Trust Preferred Securities -- Mandatory Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences -- Tax Event Redemption."

    Right to Defer Current Payments

         The Company may, at its option, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments, if any, will bear Deferred Contract Adjustment Payments at the rate of ___% per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

         In the event that the Company elects to defer the payment of any Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments a cash payment equal to the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of FELINE PRIDES. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

         The Company also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but despite such deferrals would accrue interest at a rate of ___% per annum through and including ___________, 2000, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the maturity date of the Debentures. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or repurchases of any rights pursuant to the Rights Agreement, as amended, between the Company and The Bank of New York, as Rights Agent (the"Rights Agreement"), or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period."

         The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to be issued with OID as a result of the Company's right to defer payments of stated interest on the Debentures unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         Should the Company exercise its right to defer payments of interest by extending the interest payment period, each beneficial owner of Trust Preferred Securities held either as a component of the Income PRIDES or held separately would be required to include such beneficial owner's share of the stated interest on the Trust Preferred Securities in gross income, as OID, on daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such income. As a result, each such beneficial owner of Trust Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust
    Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred

    Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities (which represent an undivided beneficial interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

    United States Federal Income Tax Consequences

         No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

    Purchase Contract Agreement not Qualified Under Trust Indenture Act;
         Limited Obligations of Purchase Contract Agent

         Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Information Concerning the Purchase Contract Agent."

    Rights Under the Guarantee

         The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

         The Guarantee guarantees to the holders of the Trust Preferred Securities, generally on a senior basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of
    (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "-- Enforcement of Certain Rights by Holders of Trust Preferred Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

    Enforcement of Certain Rights by Holders of Trust Preferred Securities

         If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Trust Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

         If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures (a "Debt Payment Failure") on the date such interest or principal is otherwise payable, and such Debt Payment Failure is continuing, a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default."

    Limited Rights of Acceleration

         The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breaches of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Trust Preferred Securities -- Declaration Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

    Trading Price of the Trust Preferred Securities

         The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income

    Consequences -- Trust Preferred Securities -Interest Income and Original Issue Discount" and "-- Sales, Exchanges or other Dispositions of Trust Preferred Securities."

                                   THE COMPANY

         Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition.

         Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:

         Air balancers                   Golf cars
         Air compressors & accessories   Hoists
         Air dryers                      Industrial pumps
         Air logic controls              Lubrication equipment
         Air motors                      Material handling equipment
         Air tools                       Monitoring drills
         Architectural hardware trim     Needle roller bearings
         Asphalt compactors              Paving equipment
         Automated-parts washing         Pneumatic cylinders
         systems
         Automated production systems    Pneumatic valves
         Automated components            Portable compressors
         Ball bearings                   Portable generators
         Blasthole drills                Portable light towers
         Compact hydraulic excavators    Road-building machinery
         Construction equipment          Rock drills
         Diaphragm pumps                 Rock stabilizers
         Door closers                    Roller bearings
         Door hardware                   Rotary drills
         Door locks                      Rough-terrain forklifts
         Engineered pumps                Skid-steer loaders
         Engine-starting systems         Soil compactors
         Exit devices                    Spray-coating systems
         Extrusion pump systems          Utility vehicles
         Fastener-tightening systems     Waterjet-cutting systems
         Fluid-handling equipment        Water well drills
                                         Winches


         These products are sold primarily under the Company's name and also under other names including ABG, Aro, Blaw-Knox, Bobcat, Centac, Charles Maire, Club Car, Ecoair, Fafnir, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Pacific, Pleuger, Schlage, Steelcraft, Torrington, Von Duprin, Worthington and Zimmerman.

         The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

         During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

         -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion in cash.

         -- the April 1997 acquisition of Newman Tonks Group PLC for approximately $376 million. Newman Tonks Group PLC is based in the United Kingdom and is a leading manufacturer, specifier, and supplier of a wide range of branded architectural products in the building industry.

         The larger divestitures included:

         -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260.0 million.

         -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122.3 million to Beloit Corporation, a subsidiary of Harnischfeger Industries, Inc.

         -- the December 1996 sale of the remainder of the Process Systems Group for approximately $58 million in cash to Gencor Industries, Inc.

         Pursuant to a Stock Purchase Agreement dated as of September 12, 1997, the Company has agreed to purchase from Westinghouse Electric Corporation all the outstanding capital stock of Thermo King, together with other equity interests and assets related to Thermo King, for an aggregate purchase price of approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

                                    THE TRUST

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement, dated as of August 18, 1997, executed by the Sponsor and certain of the Ingersoll-Rand Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Trust Preferred Securities, such Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities -- Book-Entry Only Issuance-The Depository

    Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.

         The number of Ingersoll-Rand Trustees initially is five. Three of the Ingersoll-Rand Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). The fifth trustee __________, a financial institution that is unaffiliated with the Company, will serve as the Delaware Trustee, until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, ________________________ will act as trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of the Trust Preferred Securities -- Voting Rights."

         The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Ingersoll-Rand Trustee and to increase or decrease the number of Ingersoll-Rand Trustees; provided, however, that the number of Ingersoll-Rand Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures -- Miscellaneous."

         The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

         The trustee in the State of Delaware currently is Mark A. Ferrucci, c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The principal place of business of the Trust shall be c/o Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675, and its telephone number shall be (201) 573-0123.

                                 USE OF PROCEEDS

         All or substantially all of the proceeds from the sale of the Income PRIDES, of which the Trust Preferred Securities are a component, will be invested by the Trust in the Debentures, and the remainder, if any, will be paid to the Company. The net proceeds from such sale, estimated to be
    approximately $       million, ultimately will be used by the Company for
    capital expenditures, acquisitions and other general corporate purposes, including, without limitation, the acquisition of Thermo King. Funds not required immediately for such purposes may be invested in short-term obligations or used to reduce the future level of the Company's commercial paper obligations.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The Common Stock is listed and traded on the NYSE, the London Stock Exchange and the Amsterdam Stock Exchange under the symbol "IR." The following table sets forth, for the periods indicated, the high and low sales prices in dollars per share of the Common Stock, as adjusted for the 3-for-2 stock split paid on September 2, 1997, as reported in the NYSE Composite Transactions Tape.

                                                                                              Market Price
                                                                     -------------------------------------------------------------
                                                                                  High                             Low
                                                                     ------------------------------  -----------------------------

     Fiscal 1995
    First Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               22-5/8                          18-7/8
    Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . .               26-1/4                          21-3/4
    Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               28-1/4                          23-3/4
    Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . .               25-3/4                          22-3/8

     Fiscal 1996
    First Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               28-9/16                         23-3/8
    Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . .               29-9/16                         24-13/16
    Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               31-5/8                          25-1/4
    Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . .               31-3/4                          27-1/16

     Fiscal 1997
    First Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               32-7/8                          28-9/16
    Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . .               41-3/4                          27-13/16
    Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . .               45-9/16                         37-1/2
    Fourth Quarter (through ________, 1997) . . . . . . . . . . . .

         A recent closing sale price for the Common Stock as reported on the NYSE Composite Transactions Tape is set forth on the cover page of this Prospectus Supplement.

         Subject to the rights of holders of the Company's preference stock, without par value (the "Preference Stock"), the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

                      CONDENSED CONSOLIDATED CAPITALIZATION

         The following table summarizes (i) the actual capitalization of the Company and its consolidated subsidiaries at June 30, 1997, as adjusted for the 3- for-2 stock split paid on September 2, 1997, (ii) the acquisition of Thermo King and the financing thereof and (iii) such capitalization as adjusted to reflect (a) the sale of the FELINE PRIDES offered hereby (based on an assumed aggregate public offering price of $50 per Security), (b) the concurrent purchase by the Trust from the Company of $600,000,000 principal amount of Debentures and (c) an assumed application of the proceeds from the foregoing, after estimated underwriting commissions and estimated expenses of this offering, to repay indebtedness.


                                                                                      As of June 30, 1997
                                                            ----------------------------------------------------------------------
                                                                                 Pro Forma         Pro Forma
                                                               Adjusted         Adjustments       Adjustments
                                                              Historical            for               for
                                                               Amounts At        Thermo King       Issuance of        Pro Forma as
                                                             June 30, 1997      Acquisition      Feline Prides         Adjusted
                                                            ----------------  ---------------   ----------------    --------------
                                                                                   (in millions of dollars)

    Cash, cash equivalents and short-term
      investments  . . . . . . . . . . . . . . . .            $  173.4          $ (100.0)(2)       $                 $    73.4
                                                              =========         ========           ===========       ==========
    Loans payable and commercial paper  . . . . . . . . .     $  167.8          $  896.9           $ (572.8)(3)      $   491.9
    Long-term debt  . . . . . . . . . . . . . . . . . . .      1,164.9           1,601.8                               2,766.7
                                                              --------           -------           -------           ---------
             Total debt   . . . . . . . . . . . . . . . .      1,332.7           2,498.7(2)          (572.8)           3,258.6
    Minority interest . . . . . . . . . . . . . . . . . .        128.1               3.0                                 131.1
                                                              --------          --------           -------           ---------
    Company obligated mandatorily redeemable
             preferred securities of subsidiary
             holding solely debentures of Company                                                     600.0(4)           600.0
    Shareholders' Equity:
             Common Stock   . . . . . . . . . . . . . . .        222.7(1)                                                222.7
             Capital in excess of par . . . . . . . . . .        181.2(1)                             (27.2)(5)          154.0
             Retained earnings  . . . . . . . . . . . . .      2,014.5                                                  2014.5
                                                              ---------         --------           -------           ---------
                                                               2,418.4                                (27.2)           2,391.2
             Unallocated LESOP shares, at cost  . . . . .        (47.5)                                                  (47.5)
             Treasury stock, at cost  . . . . . . . . . .        (11.4)                                                  (11.4)
             Foreign currency equity adjustment . . . . .       (127.7)                                                 (127.7)
                                                              --------          --------           -------            --------
             Total shareholders' equity . . . . . . . . .      2,231.8                                (27.2)           2,204.6
                                                              ---------         --------           --------           --------
               Total capitalization . . . . . . . . . . .      $3,692.6          $2,501.7           $                $ 6,194.3
                                                               ========          ========           ========         =========
    ____________________

    (1) The "Historical Amounts" have been adjusted to reflect the effect of the Company's 3 - for - 2 stock split, which was paid on September 2, 1997.
    (2) Assumes that the $2.56 billion acquisition of Thermo King will be satisfied by the initial issuance of $2.46 billion of debt, the use of $100 million of existing cash, the assumption of $10.7 million of existing Thermo King debt and the financing of approximately
           $28 million for the fees and expenses associated with acquisition.
    (3) Reflects the use of the anticipated net proceeds from the issuance of the FELINE PRIDES to reduce short term acquisition debt.
    (4)    Assumes Underwriter's over-allotment option is exercised in full.
    (5) Reflects certain issuance costs of the FELINE PRIDES and the present value of the Contract Adjustment Payments.

                               ACCOUNTING TREATMENT

         The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Trust Preferred Securities shown on the Company's balance sheet as Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Holding Solely Debentures of Company. The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures due ___________, 2002 of the Company. Dividends on the Trust Preferred Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Income, whether paid or accrued.

         The Purchase Contracts are forward transactions in the Company's common equity. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid in capital accounts. At the date of issuance, the present value of the Contract Adjustment Payments, if any, will initially be charged to equity, with an offsetting credit to liabilities.

                       SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth selected consolidated financial information of the Company (i) for the six months ended June 30, 1997 and 1996, which has been derived from the unaudited quarterly consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996, and (ii) for each of the five fiscal years in the period ended December 31, 1996, which has been derived from the annual consolidated financial statements of the Company audited by Price Waterhouse LLP, independent accountants. This table should be read in conjunction with those statements, all of which have been previously filed with the Securities and Exchange Commission (the "Commission"). The financial information presented below for the six months ended June 30, 1997 and 1996 reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's results. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial information and related notes of the Company included in the documents incorporated in the accompanying Prospectus by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. Information on a per share basis is presented as reported and restated to reflect the 3-for-2 stock split which was effected in the form of a stock dividend, declared on August 6, 1997 and paid on September 2, 1997 to shareholders of record on August 19, 1997.

                                              Six Months Ended
                                                  June 30,                                       Years Ended December 31,
                                          ---------------------------   ----------------------------------------------------------

                                              1997         1996         1996    1995         1994        1993         1992
                                           ----------   -----------   ----------  ----------  -----------   ----------   ----------

                                                                          (in millions of dollars, except per share data)
                                            (unaudited)
                                          -----------------  ----------------------------------------------------------------------

    Net sales . . . . . . . . . . . . .   $ 3,476.8     $ 3,366.7    $ 6,702.9    $ 5,729.0    $ 4,507.5    $ 4,021.1   $ 3,783.8
    Cost of goods sold  . . . . . . . .     2,583.9       2,546.7      5,029.9      4,310.2      3,377.1      3,021.7     2,961.9
    Administrative, selling and
             service
             engineering
             expenses   . . . . . . . .       516.7         493.1        989.5        921.8        753.4        707.9       646.7
    Operating income  . . . . . . . . .       376.2         326.9        683.5        497.0        377.0        291.5       175.2
    Interest expense  . . . . . . . . .       (57.0)        (63.4)      (119.9)       (86.6)       (43.8)       (52.0)      (54.1)

    Other income (expense), net . . . .        (7.5)         (1.9)        (1.0)         9.4        (14.7)        (7.5)       (0.7)
    Dresser-Rand income . . . . . . . .         9.5           7.5         23.0         22.0         24.6         33.1        27.6
    Ingersoll-Dresser Pump
             minority interest  . . . .        (9.7)         (4.3)       (17.3)       (12.7)       (13.2)       (11.6)       35.0
    Earnings before income
             taxes and the
             effect of
             accounting changes   . . .       311.5         264.8        568.3        429.1        329.9        253.5       183.0
    Provision for income taxes  . . . .       122.1          98.0        210.3        158.8        118.8         90.0        67.4
                                            -------       -------      -------      -------      -------      -------     -------
    Earnings before the effect
             of accounting
             changes  . . . . . . . . .       189.4         166.8        358.0        270.3        211.1        163.5       115.6
    Effect of accounting
             changes (net of
             income tax
             benefits)  . . . . . . . .          --            --           --           --           --        (21.0)     (350.0)
                                            =======       =======      =======      =======      =======      =======     =======


    Net earnings (loss) . . . . . . . .   $   189.4     $   166.8    $   358.0    $   270.3    $   211.1    $   142.5   $  (234.4)


    Total assets  . . . . . . . . . . .   $ 5,903.7     $ 5,695.8   $  5,621.6   $  5,563.3    $ 3,596.9    $ 3,375.3   $ 3,387.6
    Long-term debt  . . . . . . . . . .     1,164.9       1,303.7      1,163.8      1,304.4        315.9        314.1       355.6
    Shareholders' equity  . . . . . . .     2,231.8       1,927.5      2,090.8      1,795.5      1,531.3      1,349.8     1,293.4
    Earnings (loss) per common share <F1>      1.75          1.56         3.33         2.55         2.00         1.36       (2.25)
    Earnings (loss) per common share <F2>      1.16          1.04         2.22         1.70         1.33         0.91       (1.50)
    Dividends per common share <F1>  . .       0.41          0.37         0.78         0.74         0.72         0.70        0.69
    Dividends per common share <F2>  . .       0.27          0.25         0.52         0.49         0.48         0.47        0.46


    ____________________

    <F1>    Prior to the 3-for-2 stock split.
    <F2>    Restated to give effect to the 3-for-2 stock split.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

    Results of Operations

    Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

         The Company's results for the first six months of the year reflected improvement over the comparable period last year. Net sales totaled $3.5 billion, a 3.3-percent increase over 1996's six-month total. Operating income amounted to $376.2 million for an improvement of 15.1 percent over the $326.9 million total for the first half of the prior year. Net earnings for the period amounted to $189.4 million which is 13.5 percent greater than last year's six-month total of $166.8 million.

         The improvement for the first half of the year is even more impressive after the elimination of the following noncomparable items from both periods:

    -- the first quarter of 1997 contains operating income of $2.7 million from the Clark-Hurth Components Group (sold on February 14, 1997) from the results of the group and the sale transaction. However, due to the differences between the book and tax basis of the net assets sold, this resulted in a net after-tax loss of approximately $3.6 million;

    -- the second quarter of 1997 includes the results of Newman Tonks Group PLC ("Newman Tonks") which reported sales of approximately $84 million and operating income of approximately $1 million (after the effect of estimated purchase accounting adjustments);

    -- the second quarter of 1997 also includes a charge of $8.0 million for the writedown of certain assets being held for sale;

    --   the first six months of 1996 included the following:

         (i) an operating income benefit of approximately $45 million from the sale of the Pulp Machinery Division, which increased net earnings by approximately $28 million;

        (ii) a charge to operating income of approximately $25 million for the realignment of the Company's foreign operations and for the abandonment of selected European product lines. These actions reduced net earnings by approximately $15.5 million;

       (iii) a charge to operating income of $5.4 million by Ingersoll-Dresser Pump Company ("IDP") for the closing of a steel foundry, which reduced net earnings by approximately $2 million;

        (iv) sales during the first six months of 1996 for the Clark-Hurth Components Group (which was sold on February 14, 1997) totaled approximately $184 million and contributed approximately $3.4 million of operating income to the Company;

         (v) the Process Systems Group was sold in two pieces during 1996. The Pulp Machinery Division was sold at the end of the first quarter last year and the remaining units were sold effective September 30, 1996. This group generated approximately $67 million of product sales during the first half of 1996 which resulted in approximately $3.6 million in operating income for the Company; and

        (vi) a gain on the sale of an investment which benefited other income by $4.8 million ($3.0 million after-tax).

         A comparison of key income statement amounts between the first half of both years is as follows:

         Net sales for the first half of 1997 were $110.1 million above last year's first half. Excluding noncomparable units from both periods, adjusted sales for the first six months of 1997 increased approximately seven percent over last year's adjusted first half total.

         The ratio of cost of goods sold to sales for the first two quarters of 1997 reflected an improvement over the reported 1996 six month ratio. Excluding noncomparable items from both periods, the adjusted ratio of cost of goods sold to sales reflected a marked improvement in 1997, when compared to 1996.

         Partial liquidation of LIFO (last in, first out) inventories during the first half of 1997 lowered cost of goods sold by $1.4 million compared to reductions of $2.3 million during the first six months of 1996.

         The ratio of administrative, selling and service engineering expenses to sales was 14.9 percent for the first six months of 1997, as compared to 14.6 percent for the first half of 1996. This minor deterioration is primarily attributed to the inclusion of the results of Newman Tonks, which traditionally has had a higher ratio of selling and administration expenses to sales than the Company's historical lines.

         Operating income for the first six months of 1997 was $49.3 million higher than last year's first half total. The ratio of operating income to sales in 1997 was 10.8 percent, as compared to 9.7 percent for the first six months of the prior year. After excluding the noncomparable items (previously discussed) from both periods, the adjusted 1997 operating income reflects a marked improvement over the adjusted 1996 figure. This improvement is the effect of an improved economy and the Company's aggressive productivity improvement programs.

         Other income (expense), net, aggregated $7.5 million of expense for the six months ended June 30, 1997, as compared to $1.9 million of expense in the first half of 1996. This unfavorable change is almost entirely attributed to the $4.8 million gain on the sale of an investment during the first quarter of 1996. Reductions in losses from foreign exchange activities during the first six months of 1997 versus the comparable period of 1996 were offset by lower earnings from partially-owned equity companies and a minor increase in miscellaneous expenses.

         The Company's pretax profits for its 49 percent interest in Dresser-Rand Company totaled $9.5 million for the first half of 1997, reflecting an improvement over the $7.5 million reported for the first six months of 1996.

         The IDP minority interest charge totaled $9.7 million for the first six months of 1997 versus $4.3 million for last year's first half, which was after the effect of last year's first quarter foundry closing costs of approximately $2.0 million.

         Interest expense for the first six months of the year totaled $57.0 million, which represents a $6.4 million reduction from the $63.4 million for the first half of last year, reflecting the lower debt levels in 1997.

         The Company's effective tax rate for the first half of 1997 was 39.2 percent. Taxes of $7.2 million relating to the sale of Clark-Hurth Components Group resulted in an effective first-quarter rate of 40.9 percent. The effective tax rate for both the first half and full year of 1996 was 37 percent. The projected effective tax rate for the remaining two quarters of 1997 is estimated at 38 percent.

         The consolidated results for the first half of the year benefited from the combination of business improvements in a number of the Company's domestic markets (including automotive, construction, and general industrial) and a continued emphasis on the Company's productivity-improvement programs and prior year restructuring actions. Incoming orders for the first half of the year totaled $3.6 billion, which was approximately $114 million (or 3.3 percent) above last year's six month total.

         Bookings for the second quarter excluding noncomparable businesses, reflected an overall increase of nine percent. Bookings in the United States were up 11 percent, and international orders were up six percent from last year, despite an unfavorable currency impact of approximately five percent. The Company's backlog of orders at June 30, 1997, believed by it to be firm, was $1.4 billion. The Company estimates that approximately 90 percent of the backlog will be shipped during the next twelve months.

    Fiscal Year 1996 Compared to Fiscal Year 1995

         Sales for 1996 totalled $6.7 billion, which generated $683.5 million of operating income and $358.0 million of net earnings (or $3.33 per share of Common Stock). These results include a full year's benefit of the May 31, 1995, acquisition of Clark Equipment Company ("Clark"). The Company's 1996 results, excluding the positive effect of the Clark acquisition, also established Company records.

         The 1996 year included a net benefit of $12.6 million to the Company's operating income relating to the following items:

    - the sales of the Process Systems Group, which generated $55 million of operating income ($34.7 million after-tax);

    - a charge of $30 million to operating income for the realignment of the Company's foreign operations ($18.9 million after-tax);

    - a charge of $7 million to operating income associated with the exit or abandonment of selected European product lines ($4.5 million after-tax); and

    - a $5.4 million charge to operating income to close an IDP steel foundry (approximately $2.0 million after-tax).

         A comparison of key financial data between 1996 and 1995 follows:

    - Net sales in 1996 established a record at $6.7 billion, reflecting a 17-percent improvement over 1995's total of $5.7 billion. Sales for 1996, excluding Clark, exceeded 1995's total by approximately six percent.

    -    Cost of goods sold in 1996 was 75.0 percent of sales compared to
         75.2 percent in 1995. Partial liquidations of LIFO inventory lowered 1996 costs by $4.8 million ($2.9 million after-tax, or three cents per share of Common Stock) as compared to a $3.4 million ($2.1 million after-tax, or two cents per share of Common Stock) liquidation in 1995. Excluding the effects of the LIFO liquidations, the 1996 cost of goods sold relationship to sales would have been 75.1 percent versus 75.3 percent for 1995.
         Excluding Clark's results and the effect of the noncomparable items from 1996 and 1995, the relationship of cost of goods sold to sales improved slightly in 1996.

    - Administrative, selling and service engineering expenses were 14.8 percent of sales in 1996, compared to 16.1 percent for 1995. This marked improvement reflects the net benefit of the Company's cost-containment and productivity-improvement programs, which more than offset the effects of inflation on salaries, benefits, materials and other similar items. The full year effect of the Clark acquisition did not cause a disproportionate benefit to the 1996 improvement.

    - Operating income for the year totalled $683.5 million, a 37.5-percent increase over 1995's operating income of $497.0 million. Excluding Clark's results, operating income in 1996 totalled $527.9 million, reflecting a 21.3-percent increase over 1995's level without Clark. In addition, the noncomparable items in 1996 contributed a $12.6-million benefit to operating income. Excluding these items and Clark's results, operating income for the year reflected an 18-percent improvement over 1995.

    - Interest expense for the year totalled $119.9 million. The interest expense reported for 1996 was almost evenly divided between interest expense from the combined operations of Ingersoll-Rand and Clark, and interest expense associated with the Clark acquisition.
         Interest expense for 1995 totalled $86.6 million.

    - Other income (expense), net, is essentially the sum of three activities: (i) foreign exchange, (ii) equity interests in partially-owned equity companies, and (iii) other miscellaneous income and expense items. In 1996, these activities resulted in a net expense of $1.0 million, an unfavorable change of $10.4 million compared to 1995's net other income of $9.4 million. A review of the components of this category shows that:

         - foreign exchange activity for 1996 totalled $4.8 million of losses, as compared to $6.2 million of losses in 1995;

         - earnings from equity interests in partially-owned equity companies were approximately $8 million lower than 1995's level; and

         - other net miscellaneous expense items were approximately $3.8 million higher than the prior year's level, principally due to miscellaneous foreign taxes not based on income.

    - The Company's pretax profits from its interest in Dresser-Rand for 1996 totalled $23.0 million, a modest improvement over the $22.0 million in the prior year. Dresser-Rands's results included a disappointing 1996 fourth quarter, which was adversely affected by cost overruns on a few major orders, higher legal expenses and an increase in foreign taxes.

    - IDP is a partnership between the Company and Dresser, in which the Company owns the majority interest. In 1996, the minority interest charge was $17.3 million, as compared to the 1995 charge of $12.7 million. This charge reflects the portion of IDP's earnings that was allocable to Dresser and indicates that IDP's earnings in 1996 were significantly higher than those reported for 1995.

    - The Company's effective tax rate for 1996 was 37.0 percent, which is consistent with the prior year. The variance from the 35.0 percent statutory rate was due primarily to the higher tax rates associated with foreign earnings, the effect of state and local taxes, and the nondeductibility of the goodwill associated with acquisitions.

    Fiscal Year 1995 Compared to Fiscal Year 1994

         Sales for 1995 exceeded $5.7 billion, which generated $497 million of operating income and $270 million of net earnings ($2.55 per share of Common Stock). These results included our successful acquisition of Clark, effective June 1, 1995. Our 1995 results, before considering the positive benefits from the Clark acquisition, would have also established Company records.

         The Clark acquisition added more than $1 billion of sales on an
    annualized basis to the Company's results.   Products included Melroe's
    Bobcat skid-steer loaders and compact excavators, Clark-Hurth axles and transmissions (sold February 1997), Blaw-Knox pavers and Club Car golf cars and utility vehicles.

         A comparison of key financial data between 1995 and 1994 follows:

    - Net sales in 1995 established a record at $5.7 billion, reflecting a 27-percent improvement over 1994's total of $4.5 billion. Sales for 1995, excluding Clark, exceeded last year's total by approximately ten percent, and also established a new record.

    -    Cost of goods sold in 1995 was 75.2 percent of sales compared to
         74.9 percent in 1994. Partial liquidations of LIFO inventory lowered 1995 costs by only $3.4 million ($2.1 million after-tax, or two cents per share) as compared to an $11.6 million ($7.1 million after-tax, or seven cents per share) liquidation in 1994. Excluding the effects of the LIFO liquidations, the 1995 cost of goods sold percentage relationship to sales would have been 75.3 percent versus
         75.2 percent for 1994. The percentage of cost of goods sold to sales improved approximately one percent, excluding Clark and the loss on the paving business (a preacquisition requirement) from the calculation. This reduction represents the benefits derived from the Company's continuing productivity-improvement and reengineering programs.

    - Administrative, selling and service engineering expenses were 16.1 percent of sales in 1995, compared to 16.7 percent for 1994. The marked improvement was due to the continued effect of the Company's efforts from productivity-improvement programs and the benefit of leverage from the increased sales volume, which were large enough to offset the effects of inflation for salaries, services, etc. The effect of the Clark acquisition did not have a material impact on these percentages in 1995.

    - Operating income for 1995 totalled $497.0 million, a 32-percent increase over 1994's operating income of $377.0 million. Operating income in 1995, without Clark-related activities, totalled $435.1 million, reflecting a 15-percent increase over 1994's level.

    - Interest expense for 1995 totalled $86.6 million, which was almost double 1994's level. Interest costs associated with Clark's existing debt and its acquisition totalled $47.7 million. The Company's interest expense, without Clark, would have been $38.9 million, an 11.2-percent reduction from the Company's 1994 interest expense total of $43.8 million. This was the result of lower interest rates and the Company's aggressive asset-management program.

    - Other income (expense), net, is essentially the sum of three activities: (i) foreign exchange, (ii) equity interests in partially-owned equity companies, and (iii) other miscellaneous income and expense items. In 1995, this category netted to an income balance of $9.4 million, a favorable change of $24.1 million over 1994's net expense of $14.7 million. A review of the components of this category shows that:

         - foreign exchange activity for 1995 totalled $6.2 million of losses, as compared to the $6.1 million of losses in 1994;

         - earnings from equity interests in partially-owned equity companies were approximately $12.5 million higher than 1994's level, which included a loss on the sale of a partially-owned Company; and

         - other net miscellaneous expense items were approximately one-half the 1994 level, principally due to higher gains on the sale of fixed assets, higher royalty earnings and a favorable benefit from the activities of the Clark units.

    - The Company's pretax profits from its interest in Dresser-Rand for 1995 totalled $22.0 million, as compared to $24.6 million in 1994. The reduction is primarily attributed to lower sales volumes in 1995, when compared to 1994. However, Dresser-Rand began 1996 with a backlog in excess of $950 million.

    - In 1995, the minority interest charge for IDP was $12.7 million, as compared to the 1994 charge of $13.2 million. This charge reflects the portion of IDP's earnings that was allocable to our joint-venture partner and indicates that IDP's earnings in 1995 were lower than in 1994.

    - The Company's effective tax rate for 1995 was 37.0 percent, which represents a slight increase over the 36.0 percent reported for 1994. The variance from the 35.0 percent statutory rate was due primarily to the higher tax rates associated with foreign earnings, the effect of state and local taxes, and the nondeductibility of the goodwill associated with the Clark acquisition.

    Liquidity and Capital Resources

         In the first six months of the year, the Company completed the sale of the Clark-Hurth Components Group on February 14, 1997, and the acquisition of Newman Tonks, on April 3, 1997. The cash proceeds from the Clark-Hurth Components Group disposition were approximately $242 million and the cash cost of the Newman Tonks acquisition was approximately $370 million. During the first half of 1997, the Company's working capital decreased approximately $144 million to $1.1 billion from the December 31, 1996 balance. The current ratio at June 30, 1997 was 1.8 to one, which is lower than the 2.0 to one at the end of last year. These reductions are primarily attributed to the Company's divestitures and acquisitions program during the first six months of the year.

         The Company's cash and cash equivalents decreased by $10.7 million during the first six months of 1997 to $173.4 million from $184.1 million at December 31, 1996. The reduction in cash and cash equivalents includes the movements due to the Company's acquisitions and dispositions.

         In evaluating the net change in cash and cash equivalents, cash flows from operating, investing and financing activities, and the effect of exchange rate movements must be considered. Cash flows from operating activities provided $181.0 million, investing activities used $142.1 million and financing activities used $62.1 million. Exchange rate changes during the first six months of 1997 increased cash and cash equivalents by $12.5 million.

         Receivables totaled $1.2 billion at June 30, 1997, which represents a $150.6 million increase over the amount reported at December 31, 1996. The increase was attributed to strong second quarter sales and $63.2 million from the acquisition of Newman Tonks, partially offset by the effect of foreign currency translation.

         Inventories totaled $811.7 million at June 30, 1997, which represents an increase of $36.6 million over the year-end balance of $775.1 million. The net increase is the result of a $68 million increase related to the Newman Tonks acquisition and reductions due to strong second-quarter sales and the effect of exchange rates applicable to international inventories.

         Intangible assets increased by a net amount of $292 million during the first six months of 1997 due primarily to the acquisition of Newman Tonks, reduced by scheduled amortization.

         Long term debt, including current maturities, at June 30, 1997, totaled $1.3 billion. The Company's debt-to-total capital ratio (excluding minority interest) improved to 37 percent at June 30, 1997, which represents a two percentage point improvement over the 39 percent ratio at December 31, 1996 despite the effect of the acquisition of Newman Tonks.

         During the first six months of 1997, foreign currency translation adjustments resulted in a net decrease of approximately $51.9 million in shareowners' equity, caused by the strengthening of the U.S. dollar against other currencies. Currency changes in Belgium, France, Germany, Italy, Japan, Netherlands, Spain, Switzerland and the United Kingdom, accounted for almost all of this change. The translation of accounts receivable and inventories were the principal balance sheet items affected by the currency fluctuations since year end.

         Pursuant to a Stock Purchase Agreement dated as of September 12, 1997, the Company has agreed to purchase from Westinghouse Electric Corporation all the outstanding capital stock of Thermo King, together with other equity interests and assets related to Thermo King, for an aggregate purchase price of approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars. See "Condensed Consolidated Capitalization," for a further discussion of the Thermo King acquisition.

                         DESCRIPTION OF THE FELINE PRIDES

         The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the FELINE PRIDES set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.

         Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES) with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder (including, initially, the Underwriter) will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts General," and (ii) the Company will pay Contract Adjustment Payments, if any, to the holder, and (b) (i)
    beneficial ownership of a related     % Trust Preferred Security, having
    a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the Stated Amount or (iii) in certain circumstances upon the occurrence of a Tax
    Event Redemption, the Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an
    Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio,
    (A) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of each such security which is a principal strip and
    (B) for each scheduled interest payment date on the Debentures that
    occurs after the Tax Event Redemption Date, a    % undivided beneficial
    ownership interest in $1,000 face amount of such security which is an interest strip maturing on such date. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. The Company expects that, at the time of issuance, the fair market value of each Trust Preferred Security will be equal to $________ and the fair market value of each Purchase Contract will be equal to $_______. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS). See "Certain Federal Income Tax Consequences--Income PRIDES-- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Trust Preferred Securities or

    Treasury Portfolio, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

    Substitution of Pledged Securities

         Each holder (including, initially, the Underwriter) of an Income
    PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities; provided that, if a Tax Event Redemption has occurred and the Trust has given notice of redemption setting forth the redemption date in respect of all of the Trust Preferred Securities in the manner described under "Description of the Trust
    Preferred Securities--Redemption Procedure", on or after the tenth Business Day immediately preceding such redemption date, the Income PRIDES holder's right to effect any such substitution will be terminated. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such holder's obligation under the related Purchase Contracts.
    FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 20 Growth PRIDES, the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury
    Security having a principal amount at maturity of $1,000 and (b) transfer
    20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Trust Preferred Securities relating to such 20 Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 20 Trust
    Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer the 20 related Trust Preferred Securities to such holder and (iii) deliver 20 Growth PRIDES to the holder. The substituted Treasury Security will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Each Growth PRIDES will consist of a unit with a Stated Amount of $50 comprised of
    (a) a Purchase Contract with respect to which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. The related Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on each
    Payment Date from the later of         , 1997 and the last Payment
    Date on which Contract Adjustment Payments, if any, were paid. In addition, imputed interest will accrete on the related Treasury
    Securities. Distributions on any Trust Preferred Securities, up to but not including the Purchase Contract Settlement Date, including after a substitution of collateral resulting in the creation of Growth PRIDES,
    will continue to be payable by the Trust at the rate of     % of the
    Stated Amount per annum, subject to the Company's deferral rights described in "-- Current Payments."

         Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."

    Recreating Income Prides

         On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date a holder of Growth PRIDES may recreate Income PRIDES (unless a Tax Event Redemption has occurred) by (a) depositing with the Collateral Agent 20 Trust Preferred Securities and (b) transferring 20 Growth PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the related Treasury Security. Upon such deposit and receipt of instructions from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Growth
    PRIDES, (ii) transfer such Treasury Security to such holder and (iii) deliver 20 Income PRIDES to such holder; provided that, if a Tax Event Redemption has occurred and the Trust has given notice of redemption setting forth the redemption date in respect of all of the Trust Preferred Securities in the manner described under "Description of the Trust Preferred Securities--Redemption Procedure", on or after the tenth Business Day immediately preceding such redemption date, such Growth PRIDES holder's right to effect any such substitution will be terminated. The substituted Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

    Current Payments

         Holders of Income PRIDES are entitled to receive aggregate cash
    distributions at a rate of     % of the Stated Amount per annum from and
    after              , 199 , payable quarterly in arrears. The quarterly
    payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Trust Preferred Securities or the Treasury
    Portfolio, as applicable, payable at the rate of     % of the Stated
    Amount per annum and (ii) Contract Adjustment Payments payable by the
    Company at the rate of      % of the Stated Amount per annum (provided
    that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), subject (in the case of distributions on the Trust Preferred Securities and the Contract Adjustment Payments) to the Company's right of deferral as described herein.

         The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and
    would accrue interest thereon compounded quarterly at the rate of   % per
    annum through and including              , 2000, and at the Reset Rate
    thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment
    Payments at the rate of      % per annum (such deferred installments of
    Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts--Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

         The Company's obligations with respect to the Debentures will be senior and unsecured and will rank pari passu in right of payment with all other senior unsecured obligations of the Company. The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness.

         In the event a holder of Income PRIDES substituted Treasury Securities for the related Trust Preferred Securities, such holder would receive on the resulting Growth PRIDES only quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest would accrete on the related Treasury Securities.

    Voting and Certain Other Rights

         Holders of Trust Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

    Listing of the Securities

         Application will be made to list the Income PRIDES on the NYSE under the symbol " ", subject to official notice of issuance. If the Growth PRIDES and Trust Preferred Securities are separately traded, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES are listed, including, if applicable, the NYSE.

    NYSE Symbol of Common Stock

         The Common Stock is listed on the NYSE under the symbol "IR."

                      DESCRIPTION OF THE PURCHASE CONTRACTS

    General

         Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances):
    (a) if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price, the Settlement Rate will be , (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $ , the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value, and (c) if the Applicable Market Value is less than or equal to $ , the Settlement Rate will be . "Applicable Market Value" means the average of the Closing Prices (as defined) per share of Common Stock on each of the thirty consecutive Trading Days (as defined) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

         No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

         On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", or (iii) an event described under "-- Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES in the event that a Tax Event Redemption has occurred, the principal amount of the related Treasury Securities or the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contract through the delivery of cash or settles the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, upon cash settlement of a Purchase Contract, will be promptly invested in overnight permitted investments and paid to the Company on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.

         Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holders of such Purchase Contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Purchase Contracts. See "Description of Trust Preferred Securities -- Voting Rights."

         Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.

    Remarketing

         Pursuant to the Remarketing Agreement and subject to the terms of
    the Remarketing Underwriting Agreement to be dated as of            , 2000
    between the Remarketing Agent, Purchase Contract Agent and the Collateral Agent, the Trust Preferred Securities of Income PRIDES holders' who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under " -- Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities on such date at a price not less than approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities, the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Trust Preferred Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions (including deferred distributions) the remarketing will be deemed to have failed and the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and to satisfy in full, from such proceeds, such holder's obligation to purchase Common Stock under the related Purchase Contracts. The Company will endeavor to ensure that a registration statement with regard to the full amount of the Trust Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. See "Description of the FELINE PRIDES -- Remarketing."

    Early Settlement

         A holder of Income PRIDES may settle the related Purchase Contracts on or prior to fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled; provided that, if a Tax Event Redemption has occurred and the Trust had given notice of redemption setting forth the redemption date in respect of all of the Trust Preferred Securities in the manner described under "Description of the Trust Preferred Securities -- Redemption Procedure", on or after the tenth Business Day immediately preceding such redemption date, holders of Income PRIDES cannot exercise any rights of Early Settle-ment with respect to their Income PRIDES. A holder of Growth PRIDES may settle the related Purchase Contracts prior to the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certifi-cate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined below), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE PURCHASE CONTRACTS EARLY ONLY IN INTEGRAL MULTIPLES OF 20 FELINE PRIDES.

         Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive newly issued shares of Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $50 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Trust Preferred Securities or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments, if any, will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.

    If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite check or immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income

    PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.

         Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Trust Preferred Securities or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

    Notice to Settle with Cash

         A holder of an Income PRIDES (unless a Tax Event Redemption has occurred) or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of Growth PRIDES holder and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of Income PRIDES holder. If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash on the Business Day immediately preceding the Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Trust Preferred Securities or Treasury Securities, as the case may be, to satisfy in full, from the disposition of such Trust Preferred Securities, such holder's obligation to purchase Common Stock under the related Purchase Contract.

    Contract Adjustment Payments

         Contract Adjustment Payments will be fixed at a rate per annum of __% of the Stated Amount per Purchase Contract, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear interest thereon at the rate per annum of % thereof, compounded quarterly, until paid. Contract Adjustment Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract
    Adjustment Payments, if any, will accrue from    , 1997 and will be
    payable quarterly in arrears on        ,         ,         and
    of each year, commencing    , 1997. Contract Adjustment Payments will be
    specified as a positive component of the distributions on the Income

    PRIDES only if and to the extent that the rate of distributions on the Trust Preferred Securities, as determined on the date on which the Income PRIDES are priced for sale, is less than the aggregate distribution rate required on such date for the offer and sale of the Income PRIDES at the price to public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company.

         Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System" below. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

         The Company's obligations with respect to Contract Adjustment Payments, if any, will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured debt obligations, except that such obligations with respect to the Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness. The Company's obligations with respect to Contract Adjustment Payments, if any, will not be subordinated to any other unsecured debt obligations of the Company, whether incurred prior to, on or after the date hereof.

    Option to Defer Contract Adjustment Payments

         The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional

    Contract Adjustment Payments at the rate of   % per annum (compounding on
    each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments a cash payment of the aggregate amount of Deferred Contract Adjustment Payments payable to such holder.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged,
    (iv) dividends or distributions in capital stock of the Company or (v) redemptions or purchases of any rights pursuant to the Rights Agreement, or any successor to such Rights Agreement, and the declaration thereunder of a dividend of rights in the future).

    Anti-Dilution Adjustments

         The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer.

         In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

         If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences -- Purchase Contracts -- Adjustment to Settlement Rate."

         In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

         Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

         Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

    Termination

         The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and termination may be subject to a limited delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

    Pledged Securities and Pledge Agreement

         The Trust Preferred Securities related to the Income PRIDES or, if substituted, the Treasury Securities related to the Growth PRIDES or the Treasury Portfolio if a Tax Event Redemption has occurred (collectively, the "Pledged Securities") will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Trust Preferred Securities, (ii) to substitute Trust Preferred Securities for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Substitution of Pledged Securities") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Trust Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights) and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES), will retain beneficial ownership of the related Treasury Securities or the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

         Except as described in "Description of the Purchase Contracts -- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments, if any, received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

         The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the Trust Preferred Securities or Treasury Portfolio (if a Tax Event Redemption has occurred), as
    applicable, payable at the rate of    % of the Stated Amount per annum,
    and (ii) Contract Adjustment Payments, if any, payable by the Company, at
    the rate of    % per annum, subject, in the case of distributions on the
    Trust Preferred Securities and the Contract Adjustment Payments, to the Company's right to defer the payment of such amounts.

         The ability of the Trust to make quarterly distributions on the related Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions to holders would be deferred (but despite such deferral, would continue to accrue with interest thereon compounded
    quarterly at the rate of   % per annum through and including   , 2000, and
    at the Reset Rate thereafter). See "Description of the Purchase Contract -- Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions."

         In the event a holder of Income PRIDES substitutes Treasury Securities for the related Trust Preferred Securities, such holder would receive on the resulting Growth PRIDES only the quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest will continue to accrete on the related Treasury Securities.

         If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distribution to the holders of Income PRIDES, will not be deferred.

    Book Entry-System

         The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

         No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

         As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust Preferred Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

         Ownership of beneficial interests in the Global Security
    Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

                   CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                        AGREEMENT AND THE PLEDGE AGREEMENT

    General

         Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

         Shares of Common Stock will be delivered on the Purchase Contract Settlement Date, or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a limited delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.

         If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

         If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

         The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

         No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

    Modification

         The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Trust Preferred Securities or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments,
    (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than 66 2/3% of such class.
    No Consent to Assumption

         Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

    Consolidation, Merger, Sale or Conveyance

         The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

    Title

         The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

    Replacement of FELINE PRIDES Certificates

         In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

         Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

    Governing Law

         The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

    Information Concerning the Purchase Contract Agent

                will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

         The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

    Information Concerning the Collateral Agent

         will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

         The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

    Miscellaneous

         The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

         The Trust Preferred Securities, which form a component of the Income PRIDES, and which, under certain circumstances, will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture
    Act. The Institutional Trustee,           , an independent trustee, will
    act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Trust Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The following descriptions of certain terms of the Trust Preferred Securities offered hereby supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Trust Preferred Securities set forth in the accompanying Prospectus, to which reference is hereby made.
    General

         The Declaration authorizes the Ingersoll-Rand Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held
    by                , the Guarantee Trustee, for the benefit of the holders
    of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and "-- Voting Rights."

    Distributions

         Distributions on the Trust Preferred Securities will be fixed
    initially at a rate per annum of    % of the stated liquidation amount of
    $50 per Trust Preferred Security. Distributions applicable on the Trust Preferred Securities on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date. See "-- Market Rate Reset." Distributions in arrears for more than one quarter will bear interest thereon at the rate
    of    % per annum through and including            , 2000 and at the Reset
    Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Trust Preferred Securities will be cumulative and
    will accrue from           , 199  and will be payable quarterly in arrears
    on           ,           ,            , and          of each year,
    commencing          , 199 , when, as and if funds are available for
    payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

         The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such
    distributions would continue to accrue with interest at the rate of   %
    per annum through and including              , 2000, and at the Reset Rate
    thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee or the Common Securities Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

         Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee." Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Trust Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

    Market Rate Reset

         The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that in no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate).
    If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). In no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

         On the tenth Business Day immediately preceding the Purchase
    Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

    Mandatory Redemption

         Subject to the requirement that the Company redeem the Debentures
    under certain circumstances, the Debentures will mature on             ,
    2002.

         Prior to the Purchase Contract Settlement Date, the Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures--Tax Event Redemption". If the Company redeems the Debenture upon the occurrence and continuation of a Tax
    Event, the proceeds from such repayment shall simultaneously be applied on a pro rata basis to redeem Trust Preferred Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Preferred Security, equal to the Redemption Amount plus accrued and unpaid interest thereon to the date of such redemption. The Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders' to purchase Common Stocks under the related Purchase Contracts.

    Redemption Procedures

         If the Trust gives a notice of redemption (which such notice will be irrevocable) in respect of all of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Preferred Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust

    Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

    Distribution of the Debentures

         "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

         The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the

    Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Trust Preferred Securities in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

         There can be no assurance as to the market prices for either the Trust Preferred Securities or the Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Trust Preferred Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.

         Subject to applicable law (including, without limitation, United States federal securities laws) the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

    Liquidation Distribution Upon Dissolution

         In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis in exchange for such Trust Preferred Securities.

         The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

         Pursuant to the Declaration, the Trust shall dissolve (i) on      ,
    2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof,
    (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or the filing of a certificate of dissolution or its equivalent with respect to the Trust, (v) upon the distribution of Debentures, (vi) upon the occurrence and continuation of a

    Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.

    Declaration Events of Default

         An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Trust Preferred Securities may directly institute a proceeding after the respective due date specified in the Debentures for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

         Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

    Voting Rights

         Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

         Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section __ of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined below) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

         In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Trust Preferred Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a

    Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Trust Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration.

         Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

         The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

         Holders of the Trust Preferred Securities will have no rights to appoint or remove the Ingersoll-Rand Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

    Modification of the Declaration

         The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

    Mergers, Consolidations or Amalgamations

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Trust Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities

    (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
    (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

    Book-Entry Only Issuance -- The Depository Trust Company

         In the event that the Trust Preferred Securities are issued as one or more fully-registered global Trust Preferred Securities certificates representing the total aggregate number of Trust Preferred Securities, the Depositary will act as securities depositary for the Trust Preferred Securities. In such event, the Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers through the DTC with respect to the Trust Preferred Securities. In that event, certificates of the Trust Preferred Securities will be printed and delivered to the holders.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a global certificate.

         Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but

    Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as the Depositary or its nominee is the registered owner or holder of a Global Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.

         The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the Global Certificates are credited and only in respect of such portion of the stated liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Trust Preferred Securities, the Depositary will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.

         Distribution payments on the Trust Preferred Securities will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.

         Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the Global Certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Ingersoll-Rand Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

    Registrar, Transfer Agent and Paying Agent

         Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Ingersoll-
    Rand Trustees. In the event that               shall no longer be the
    Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

         _______________ will act as registrar, transfer agent and paying agent for the Trust Preferred Securities.

         Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

    Information Concerning the Institutional Trustee

         The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

    Governing Law

         The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

    Miscellaneous

         The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

         Holders of the Trust Preferred Securities have no preemptive or similar rights.

                           DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act.
                   , an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities. The following descriptions of certain terms of the Guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus, to which reference is hereby made.

    General

         Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Preferred Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee will be a full and unconditional guarantee generally on a senior unsecured basis with respect to the Trust Preferred Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

         The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by the Company of payments due on the Trust Preferred Securities.

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

    Certain Covenants of the Company

         In the Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

    Modification of the Guarantee; Assignment

         Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

    Termination

         The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Preferred Securities, (b) upon full payment of the redemption price of all the Trust Preferred Securities in the event that all of the Debentures are repurchased by the Company upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

    Events of Default

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

         The holders of a majority in stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

    Status of the Guarantee

         The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations.

         The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

    Information Concerning the Guarantee Trustee

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

    Governing Law

         The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.



                          DESCRIPTION OF THE DEBENTURES

    Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the
    Indenture to be entered into between the Company and                , as
    trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

         Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures." The following descriptions of certain terms of the Debentures supplement and, to the extent inconsistent with, replace the description of the general terms and provisions of the Debentures set forth in the accompanying Prospectus, to which reference is hereby made.

    General

         The Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured debt obligations. The Company's obligations with respect to the Debentures will not be subordinated to any other unsecured debt obligations of the Company, whether incurred prior to, on or after the date hereof. The Debentures will be limited in
    aggregate principal amount to $     , such amount being the sum of the
    aggregate stated liquidation amounts of the Trust Preferred Securities and the Common Securities.

         The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and expenses and
    taxes of the Trust (as defined herein), if any, on            , 2002.

         The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust
    office or agency of the Institutional Trustee in             ,
    ; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

    The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

    Interest

         Each Debenture shall bear interest initially at the rate of   % per
    annum from the original date of issuance, payable quarterly in arrears on
          ,          ,            and           of each year (each an
    "Interest Payment Date"), commencing             , 1997, to the person in
    whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Trust Preferred Securities on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business
    Day immediately preceding the Purchase Contract Settlement Date, and will be determined by the Reset Agent as the rate the Trust Preferred
    Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that in no event will the Reset Rate be higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points
    (2%). Such market value may be less than 100.5% if the Reset Spread is set at the permitted maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent, no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company)

    (which may include the Reset Agent or an affiliate thereof). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

         On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company. The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

    Tax Event Redemption

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time prior to the Purchase Contract Settlement Date, at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust (each as defined herein), if any, to the date of redemption (the "Tax
    Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. The Redemption Price payable to those holders whose Trust Preferred Securities are not components of Income PRIDES will be paid directly to such holders, and the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Such Treasury Portfolio will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts. See "Description of the Trust Preferred Securities -- Mandatory Redemption."

         "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for federal income tax purposes or (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures, a portfolio of zero-coupon U.S. Treasury Securities consisting of (a) principal strips of the Treasury Securities in an aggregate amount equal to the Applicable Principal Amount, (b) with respect of each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date and falls in [specify the two months in which semi-annual interest payments on the Treasury Securities are to be made], interest strips of the Treasury Securities in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (c) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date and falls in [specify the other two months in which Debenture interest payments are due], zero-coupon U.S. Treasury Securities interest strips of the ___% U.S. Treasury Securities (Cusip No. _______) which mature on __________ in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

         "Applicable Principal Amount" means the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date.

         "Redemption Amount" means for each Debenture, the product of the principal amount of such Debenture and the Treasury Portfolio Purchase Price, expressed as a percentage of the Applicable Principal Amount.

         "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

         "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Institutional Trustee after consultation with the Company.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

    Option to Extend Interest Payment Period

         The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined) together with interest
    thereon compounded quarterly at the rate of   % per annum through and
    including 2000, and at the Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

    Expenses and Taxes of the Trust

         In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The Company also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

    Indenture Events of Default

         If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

         The following are Events of Default under the Indenture with respect to the Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that if the Company is permitted by the terms of the Debentures to defer the payment in question, then the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.

         The Indenture provides that the Debt Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in a payment on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.

         If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

         In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

         Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

         The Indenture provides that the Company shall periodically file statements with the Debt Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Debentures, in performing such covenants, of which the signers may have knowledge.

         An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

    Book-Entry and Settlement

         If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

         Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

    The Depositary

         If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

         None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

    Governing Law

         The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

    Miscellaneous

         The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Ingersoll-Rand Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

                         EFFECT OF OBLIGATIONS UNDER THE
                           DEBENTURES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

         As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:
    (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Ingersoll-Rand Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

         If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Trust

    Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

         The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of Guarantee."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Trust Preferred Securities and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchased Income PRIDES upon original issuance for an amount equal to the Stated Amount thereof. A "U.S. Holder" is (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

         This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

         No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

    Income PRIDES

         Allocation of Purchase Price. A U.S. Holder's acquisition of Income PRIDES will be treated as an acquisition of a unit consisting of the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES. The purchase price of each Income PRIDES will be allocated between the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Trust Preferred Security and the Purchase Contract. The Company will report the fair market value of each Trust Preferred Security
    as $    and the fair market value of each Purchase Contract as $     .
    This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which an Income PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for an Income PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase will be respected for United States federal income tax purposes.

         Trust Preferred Securities

         Ownership of Trust Preferred Securities. A U.S. Holder will be treated as owning the Trust Preferred Securities constituting a part of the Income PRIDES. The Company and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Trust Preferred Securities constituting a part of the Income PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of Income PRIDES will be treated as the owners of the Trust Preferred Securities constituting a part of such Income PRIDES for United States federal income tax purposes.

         Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Simpson Thacher & Bartlett ("Tax Counsel") will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Trust Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Debentures. Accordingly, each U.S. Holder of Trust Preferred Securities will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Debentures. See "-- Interest Income and Original Issue Discount."

         Classification of the Debentures. The Company, the Trust and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

         Interest Income and Original Issue Discount. Under the applicable Treasury regulations, the Debentures will not be considered to have been issued with OID within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Debentures generally will be included in income by a U.S. Holder at the time such interest income is paid or accrued in accordance with such U.S. Holder's regular method of tax accounting. If, however, the Company exercises its right to defer payments of interest on the Debentures, the Debentures will become OID instruments at such time and all U.S. Holders will be required to accrue the stated interest on the Debentures on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual set forth in Section 1272 of the Code) even though the Company will not pay such interest during the deferral period, and even though some U.S. Holders may use the cash method of tax accounting. Moreover, thereafter the Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, all U.S. Holders would be required to continue to include the stated interest on the Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of the receipt of cash attributable to such interest income. Under the OID economic accrual rules, a U.S. Holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Debentures, and actual cash payments of interest on the Debentures would not be reported separately as taxable income. Any amount of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Trust Preferred Securities, and the amount of distributions received by a U.S. Holder with respect to such Trust Preferred Securities will reduce the tax basis of such Trust Preferred Securities.

         The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such Debentures, all U.S. Holders would be required to include such stated interest in income on a daily economic accrual basis as described above.

         U.S. Holders that are corporations will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

         Distribution of Debentures to U.S. Holders of Trust Preferred Securities. A distribution by the Trust of the Debentures as described under the caption "Description of the Trust Preferred Securities-- Liquidation Distribution Upon Dissolution" will be non-taxable to U.S. Holders. In such event, a U.S. Holder will have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Trust Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held the Trust Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount."

         Sales, Exchanges or Other Dispositions of Trust Preferred
    Securities. Gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a Trust Preferred Security (including a redemption for cash or the remarketing thereof in satisfaction of the U.S. Holder's obligations pursuant to a Purchase Contract) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Trust Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued by unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously) and the U.S. Holder's adjusted tax basis in the Trust Preferred Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of Trust
    Preferred Securities. Gain or loss realized by a U.S. Holder on a disposition of a Trust Preferred Security may be long-term capital gain depending on the holding period of the Trust Preferred Security.

    Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

         Purchase Contracts

         Income From Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority addressing the treatment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, under current law, and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, may constitute taxable income to each U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The Company does not intend to deduct the Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, because it views them as a cost of issuing the Common Stock. The treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock under a Purchase Contract," "-- Sale or Disposition of FELINE PRIDES" and "-- Termination of Purchase Contract."

         Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.

         Ownership of Common Stock Acquired Under the Purchase Contract. Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by the U.S. Holder when accrued or received in accordance with the U.S. Holder's method of tax accounting. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

         Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss may be long-term capital gain or loss depending on the holding period of the Common Stock. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

         Early Settlement of Purchase Contract. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Trust Preferred Securities or Treasury Securities upon Early Settlement of a Purchase Contract and will have the same tax basis in such Trust Preferred Securities or Treasury Securities as before such Early Settlement.

         Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the Purchase Contract. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Trust Preferred Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same tax basis in such Trust Preferred Securities, Treasury Securities or Treasury Portfolio as before such distribution.

         Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if
    (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets, earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

    Growth PRIDES

         Substitution of Treasury Securities to Create Growth Prides

         A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Trust Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Trust Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release. U.S. Holders should consult their tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.

         Ownership of Treasury Securities

         A U.S. Holder will be treated as owning the Treasury Securities constituting a part of the Growth PRIDES. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury Securities constituting a part of the Growth PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of Growth PRIDES will be treated as the owners of the Treasury Securities constituting a part of such Growth PRIDES for United States federal income tax purposes.

         Substitution of Trust Preferred Securities to Recreate Income Prides

         A U.S. Holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent to recreate an Income PRIDES generally will not recognize gain or loss upon the delivery of such Trust Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

    Sale or Disposition of FELINE PRIDES

         Upon a disposition of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the Trust Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss may be long-term capital gain or loss depending on the holding period of the FELINE PRIDES. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Trust Preferred Securities, Treasury Portfolio or Treasury Securities in an amount equal to such negative value, and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

         Payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above).

    Tax Event Redemption

              A Tax Event Redemption will be a taxable event for U.S. Holders of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the Redemption price (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included income, and the U.S. Holder's adjusted tax basis in the Trust Preferred Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption will be capital gain or loss and may be long-term capital gain or loss depending upon the holding period of the Trust Preferred Security. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

              Ownership of Treasury Portfolio. The Company, and by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of that portion of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder. Each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. Based on such agreement, the remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal income tax purposes.

              Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. A U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury securities and will include OID in income over the life of the U.S. Treasury Securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a substantial portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for federal income tax purposes.

              A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for federal income tax purposes as it accrues on a constant yield to maturity basis. See "Certain Federal Income Tax Consequences - Income PRIDES - Trust Preferred Securities - Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term U.S. Treasury Security"), only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

              Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect thereof.

    Backup Withholding Tax and Information Reporting

         Payments under the FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                                   UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company and Underwrit-er, the Company and the Trust have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company and the Trust, number of Income PRIDES. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of the Income PRIDES are purchased.

         The Underwriter has advised the Company and the Trust that it proposes initially to offer the Income PRIDES to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of
    $   .  per Income PRIDES. The Underwriter may allow, and such dealers may reallow, a discount not in excess of $ . per Income PRIDES on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

         If the Underwriter creates a short position in the Securities in connection with this offering, i.e., if it sells more Securities than are set forth on the cover page of this Prospectus, the Underwriter may reduce that short position by purchasing Securities in the open market. The Underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described below.

         The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Securities in the open market to reduce the Underwriter's short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from any selling group members who sold those Securities as part of this offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the Company, the Trust nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the

    Securities or the Common Stock. In addition, neither the Company, the Trust nor the Underwriter makes any representation that the Underwriter will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

         The Company and the Trust have granted to the Underwriter an option, exercisable for 30 days following the date of this Prospectus Supplement,
    to purchase up to an aggregate of an additional       Income PRIDES from
    the Company and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement. In the event that such option is exercised, the Company will pay to the Underwriter the Underwriting Commission per Income PRIDES set forth on the cover page of this Prospectus Supplement. The Underwriter may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby.

         The Company and the Trust have agreed, for a period of      days
    after the date of this Prospectus Supplement, to not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock other than to the Underwriter pursuant to the Underwriting Agreement, other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries and other than the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

         Prior to this offering, there has been no public market for the Income PRIDES. The public offering price for the Income PRIDES was determined in negotiations between the Company, the Trust and the Underwriter. In determining the terms of the Income PRIDES, including the public offering price, the Company, the Trust and the Underwriter considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application will be made to list the Income PRIDES on the NYSE under the symbol " ", subject to official notice of issuance. The Company and the Trust have been advised by the Underwriter that it presently intends to make a market for the Growth PRIDES and the Trust Preferred Securities (including, initially, with respect to a portion of the Income PRIDES, substituting for the Trust Preferred Securities underlying such Income PRIDES the Treasury Securities thereby creating Growth PRIDES and selling such Growth PRIDES and the Trust Preferred Securities so substituted to the public); however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market will develop for the Income

    PRIDES, the Growth PRIDES or the Trust Preferred Securities or that the Income PRIDES will trade in the public market subsequent to the offering at or above the initial public offering price.

         The Company and the Trust have agreed to indemnify the Underwriter against, or to contribute to payments that the Underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         In the ordinary course of their respective businesses, the Underwriter and its affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for the Company.

                                  LEGAL OPINIONS

         The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Debentures will be passed upon for the Company and the Trust by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and certain matters of Delaware law with respect to the validity of the Trust Preferred Securities offered hereby will be passed upon for the Company and the Trust by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Trust Preferred Securities will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                     INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

    TERM                                                                  PAGE
    Applicable Market Value . . . . . . . . . . . . . . . . . . . . S-13, S-36
    Applicable Ownership Interest . . . . . . . . . . . . . . . . . . . . S-34
    Applicable Principal Amount . . . . . . . . . . . . . . . . . . . . . S-60
    Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . S-54
    Change in 1940 Act Law  . . . . . . . . . . . . . . . . . . . . . . . S-50
    Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
    Common Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Common Securities Guarantee . . . . . . . . . . . . . . . . . . . . . S-57
    Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Compound Interest . . . . . . . . . . . . . . . . . . . . . . . . . . S-61
    Contract Adjustment Payments  . . . . . . . . . . . . . . . . . . . . .  1
    Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, S-8
    Debt Payment Failure  . . . . . . . . . . . . . . . . . . . . . . . . S-23
    Debt Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-58
    Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8
    Declaration Event of Default  . . . . . . . . . . . . . . . . . . . . S-51
    Deferred Contract Adjustment Payments . . . . . . . . . . . . . S-11, S-36
    Direct Action . . . . . . . . . . . . . . . . . . . . . . . . . S-23, S-51
    Early Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
    Extension Periods . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
    FELINE PRIDES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    FELINE PRIDES Certificate . . . . . . . . . . . . . . . . . . . . . . S-37
    Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-16
    Guarantee Payments  . . . . . . . . . . . . . . . . . . . . . . . . . S-56
    Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . S-25, S-56
    Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . S-63
    Income PRIDES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-58
    Indenture Event of Default  . . . . . . . . . . . . . . . . . . . . . S-51
    Ingersoll-Rand Trustees . . . . . . . . . . . . . . . . . . . . . . .  S-8
    Institutional Trustee . . . . . . . . . . . . . . . . . . . . . . . . S-25
    Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . S-59
    Investment Company Event  . . . . . . . . . . . . . . . . . . . . . . S-50
    Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
    Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . S-41
    Pledged Securities  . . . . . . . . . . . . . . . . . . . . . . S-19, S-41
    Primary Treasury Dealer . . . . . . . . . . . . . . . . . . . . . . . S-60
    Property Account  . . . . . . . . . . . . . . . . . . . . . . . . . . S-25
    Purchase Contract . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Purchase Contract Agent . . . . . . . . . . . . . . . . . . . . . . .  S-9
    Purchase Contract Agreement . . . . . . . . . . . . . . . . . . . . .  S-9
    Purchase Contract Settlement Date . . . . . . . . . . . . . . . .  1, S-12
    Quotation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . S-60
    Redemption Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-60
    Regular Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . S-25
    Remarketing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
    Reset Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8
    Reset Announcement Date . . . . . . . . . . . . . . . . . . . . . . . S-49
    Reset Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2

    Reset Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
    Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
    Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Settlement Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13
    Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Successor Securities  . . . . . . . . . . . . . . . . . . . . . . . . S-53
    Super-Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
    Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-65
    Tax Event Redemption  . . . . . . . . . . . . . . . . . . . . . . . .  S-3
    Tax Event Redemption Date . . . . . . . . . . . . . . . . . . . . . . S-60
    Threshold Appreciation Price  . . . . . . . . . . . . . . . . . . . . S-13
    Treasury Portfolio  . . . . . . . . . . . . . . . . . . . . . . .  1, S-60
    Treasury Portfolio Purchase Price . . . . . . . . . . . . . . . . . . S-60
    Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . S-3, S-9
    Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Trust Preferred Security  . . . . . . . . . . . . . . . . . . . . . . .  1
    Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Two-Year Benchmark Treasury . . . . . . . . . . . . . . . . . . S-48, S-59
    Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . S-71
    U.S. Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-64

               Subject to Completion, Dated          , 1997
PROSPECTUS

                               $__________
                          INGERSOLL-RAND COMPANY
                        Stock Purchase Contracts,
                   Stock Purchase Units and Debentures
                              INGERSOLL-RAND
                               FINANCING I
                           Preferred Securities
                    Guaranteed as Set Forth Herein By
                          INGERSOLL-RAND COMPANY

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

     Ingersoll-Rand Company (the "Company") may from time to time offer together or separately (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, $2 par value per share ("Common Stock"), of the Company, (ii) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"), and (iii) its subordinated debentures (the "Debentures"). Ingersoll-Rand Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), may offer, from time to time, preferred securities ("Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust. The Stock Purchase Contracts, Stock Purchase Units, Debentures and Preferred Securities are collectively called the "Securities."

     The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to U.S.$___________ aggregate public offering price (or, in the case of Debentures, its equivalent (based on the applicable exchange rate at the time of issue) if issued with principal amounts denominated in one or more foreign currencies, or such greater amount if issued at an original issue discount, as shall result in aggregate proceeds of U.S.$___________). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock

Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and
(iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("Distributions") or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

     The Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Debentures -- Option to Defer Interest Payments."

     The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of Distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." The obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Debentures will be the sole assets of the Trust, and payments under the Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, the Company may redeem the Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interest in the Trust. See "Description of Preferred Securities--Redemption--Distribution of Debentures" and "--Liquidation Distribution Upon Dissolution."

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension
Periods (which shall not extend beyond the maturity of the Debentures).
If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum if and as specified in the related Prospectus Supplement). See "Description of Preferred Securities--Distributions."

     Taken together, the Company's obligations under the Debentures, the Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

     The Common Stock is listed on the New York Stock Exchange, the London Stock Exchange and the Amsterdam Stock Exchange under the trading symbol "IR." The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.
                        _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company may sell the Securities to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods.  See "Plan of Distribution."  The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents, if any, involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.
                        _________________________

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                        _________________________

THE DATE OF THIS PROSPECTUS IS            , 1997.

No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by the Company or the Trust or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the world wide web at http:www.sec.gov that contains reports, proxy and information statements and other information filed electronically by the Company. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the Common Stock is traded.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus and any Prospectus Supplement concerning the contents of any documents referred to herein are not necessarily complete, and in each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Debentures and the issuance of the Trust Securities. See "The Trust," "Description of Debentures," "Description of Preferred Securities" and "Description of the Guarantee."

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and the Company's Current Report on Form 8-K dated September 17, 1997 are incorporated herein by reference and made a part of this Prospectus, and all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ingersoll-Rand Company, P.O. Box 8738, Woodcliff Lake, New Jersey 07675,
Attention: R.G. Heller, Secretary (telephone 201-573-0123).


                               THE COMPANY

     The Company was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition. Unless the context otherwise requires, the terms "Ingersoll-Rand" and "Company" refer to Ingersoll-Rand Company and its consolidated subsidiaries.

     Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:

Air balancers                             Golf cars
Air compressors & accessories             Hoists
Air dryers                                Industrial pumps
Air logic controls                        Lubrication equipment
Air motors                                Material handling equipment
Air tools                                 Monitoring drills
Architectural hardware trim               Needle roller bearings
Asphalt compactors                        Paving equipment
Automated-parts washing systems           Pneumatic cylinders
Automated production systems              Pneumatic valves
Automated components                      Portable compressors
Ball bearings                             Portable generators
Blasthole drills                          Portable light towers
Compact hydraulic excavators              Road-building machinery
Construction equipment                    Rock drills
Diaphragm pumps                           Rock stabilizers
Door closers                              Roller bearings
Door hardware                             Rotary drills
Door locks                                Rough-terrain forklifts
Engineered pumps                          Skid-steer loaders
Engine-starting systems                   Soil compactors
Exit devices                              Spray-coating systems
Extrusion pump systems                    Utility vehicles
Fastener-tightening systems               Waterjet-cutting systems
Fluid-handling equipment                  Water well drills
                                          Winches


     These products are sold primarily under the Company's name and also under other names including ABG, Aro, Blaw-Knox, Bobcat, Centac, Charles Maire, Club Car, Ecoair, Fafnir, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Pacific, Pleuger, Schlage, Steelcraft, Torrington, Von Duprin, Worthington and Zimmerman.

     The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

     During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

     -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion in cash.

     -- the April 1997 acquisition of Newman Tonks Group PLC for approximately $376 million. Newman Tonks Group PLC is based in the United Kingdom and is a leading manufacturer, specifier, and supplier of a wide range of branded architectural products in the building industry.

     The larger divestitures included:

     -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260.0 million.

     -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122.3 million to Beloit Corporation, a subsidiary of Harnischfeger Industries, Inc.

     --   the December 1996 sale of the remainder of the Process
          Systems Group for approximately $58 million in cash to Gencor Industries, Inc.

     Pursuant to a Stock Purchase Agreement dated as of September 12, 1997, the Company has agreed to purchase from Westinghouse Electric Corporation all the outstanding capital stock of Thermo King Corporation ("Thermo King"), together with other equity interests and assets related to Thermo King, for an aggregate purchase price of $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

     The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123).


                                THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement, dated as of August 18, 1997, executed by the Company, as depositor (the "Sponsor"), and certain of the trustees of the Trust (the "Ingersoll-Rand Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in its assets, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Unless otherwise specified in the applicable Prospectus Supplement, the Trust has a term of approximately seven years, but may terminate earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Ingersoll-Rand Trustees initially is five. Three of the Ingersoll-Rand Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the

Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). For the purpose of compliance with the provisions of the Trust Indenture Act, the Institutional Trustee will also act as trustee (the "Guarantee Trustee") under the Guarantee and as the trustee in the State of Delaware (the "Delaware Trustee") for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of Preferred Securities -- Voting Rights; Amendment of Declaration."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Ingersoll-Rand Trustee and to increase or decrease the number of Ingersoll-Rand Trustees; provided, that the number of Ingersoll-Rand Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Guarantee -- Expenses of the Trust."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of Preferred Securities."

     The Delaware Trustee initially is Mark A. Ferrucci, c/o The
Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware
19801. The principal place of business of the Trust is c/o Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and its telephone number is (201) 573-0123.


                             USE OF PROCEEDS

     The Company intends to apply the net proceeds from the sale of the Securities (including Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Preferred Securities) to which this Prospectus relates to its general funds to be used for capital expenditures, acquisitions and other general corporate purposes, including, without limitation, the acquisition of Thermo King. Funds not required immediately for such purposes may be invested in short-term obligations or used to reduce the future level of the Company's commercial paper obligations.

                   SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial information of the Company (i) for the six months ended June 30, 1997 and 1996, which has been derived from the unaudited quarterly consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996, and (ii) for each of the five fiscal years in the period ended December 31, 1996, which has been derived from the annual consolidated financial statements of the Company audited by Price Waterhouse LLP, independent accountants. This table should be read in conjunction with those statements, all of which have been previously filed with the Securities and Exchange Commission (the "Commission"). The financial information presented below for the six months ended June 30, 1997 and 1996 reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's results. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of
Operations," and the consolidated financial information and related notes of the Company included in the documents incorporated in the accompanying Prospectus by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. Information on a per share basis is presented as reported and restated to reflect the 3-for-2 stock split which was effected in the form of a stock dividend, declared on August 6, 1997 and paid on September 2, 1997 to shareholders of record on August 19, 1997.

                                          Six Months Ended
                                              June 30,                             Years Ended December 31,
                                      ----------------------    -------------------------------------------------------------
                                          1997         1996        1996         1995         1994         1993         1992
                                      ----------   ----------   ----------   ----------  ----------   ----------   ----------
                                                           (in millions of dollars, except per share data)
                                             (unaudited)
                                      ----------------------    -------------------------------------------------------------
Net sales . . . . . . . . . . . . .     $3,476.8     $3,366.7     $6,702.9     $5,729.0     $4,507.5     $4,021.1     $3,783.8
Cost of goods sold  . . . . . . . .      2,583.9      2,546.7      5,029.9      4,310.2      3,377.1      3,021.7      2,961.9
Administrative, selling and
   service engineering expenses . .        516.7        493.1        989.5        921.8        753.4        707.9        646.7
Operating income  . . . . . . . . .        376.2        326.9        683.5        497.0        377.0        291.5        175.2
Interest expense  . . . . . . . . .        (57.0)       (63.4)      (119.9)       (86.6)       (43.8)       (52.0)       (54.1)
Other income (expense), net . . . .         (7.5)        (1.9)        (1.0)         9.4        (14.7)        (7.5)        (0.7)
Dresser-Rand income . . . . . . . .          9.5          7.5         23.0         22.0         24.6         33.1         27.6
Ingersoll-Dresser Pump minority
   interest . . . . . . . . . . . .         (9.7)        (4.3)       (17.3)       (12.7)       (13.2)       (11.6)        35.0
Earnings before income taxes and
   the effect of accounting
   changes  . . . . . . . . . . . .        311.5        264.8        568.3        429.1        329.9        253.5        183.0
Provision for income taxes  . . . .        122.1         98.0        210.3        158.8        118.8         90.0         67.4
                                        --------     --------     --------     --------     --------     --------     --------
Earnings before the effect of
   accounting changes . . . . . . .        189.4        166.8        358.0        270.3        211.1        163.5        115.6
Effect of accounting changes (net             --           --           --           --           --        (21.0)      (350.0)
   of income tax benefits)  . . . .     --------     --------     --------     --------     --------     --------     --------
Net earnings (loss) . . . . . . . .     $  189.4     $  166.8    $   358.0     $  270.3     $  211.1     $  142.5     $ (234.4)
                                       =========     =========    =========   =========    =========    =========    =========

Total assets  . . . . . . . . . . .    $ 5,903.7     $5,695.8     $5,621.6     $5,563.3     $3,596.9     $3,375.3     $3,387.6
Long-term debt  . . . . . . . . . .      1,164.9      1,303.7      1,163.8      1,304.4        315.9        314.1        355.6
Shareholders' equity  . . . . . . .      2,231.8      1,927.5      2,090.8      1,795.5      1,531.3      1,349.8      1,293.4
Earnings (loss) per common share <F1>       1.75         1.56         3.33         2.55         2.00         1.36        (2.25)
Earnings (loss) per common share <F2>       1.16         1.04         2.22         1.70         1.33         0.91        (1.50)
Dividends per common share <F1>  . .        0.41         0.37         0.78         0.74         0.72         0.70         0.69
Dividends per common share <F2>  . .        0.27         0.25         0.52         0.49         0.48         0.47         0.46


____________________

<F1>    Prior to the 3-for-2 stock split.
<F2>    Restated to give effect to the 3-for-2 stock split.

                        DESCRIPTION OF DEBENTURES

     The Debentures are to be issued in one or more series under an Indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Indenture"), between the Company and _________________, as trustee (the "Debt Trustee"). This summary of certain terms and provisions of the Debentures and the Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

General

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. See "--Subordination." Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.
See the Prospectus Supplement relating to any offering of Securities.

     The Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debentures: (i) the title of the Debentures; (ii) any limit upon the aggregate principal amount of the Debentures; (iii) the date or dates on which the principal of the Debentures is payable or the method of determination thereof; (iv) the rate or rates, if any, at which the Debentures shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures shall be payable, or in which the Debentures shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Debentures of such series and exchange of such temporary Global Security for definitive Debentures of such series; (xv) subject to the terms described under "-- Global Debentures," whether the Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any paying agent or agents;
(xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Debentures into Preferred Securities or other securities; (xviii) the relative degree, if any, to which such Debentures of the series shall be senior to or be subordinated to other series of such Debentures or other indebtedness of the Company in right of payment, whether such other series of Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Debentures not inconsistent with the provisions of the Indenture.

     Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debentures is payable in one or more foreign currencies or currency units or if any Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material U.S. federal income tax considerations, specific terms and other information with respect to such issue of Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debentures, certain material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debentures of any series will be exchangeable for other Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debt Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debentures.

     In the event of any redemption, neither the Company nor the Debt Trustee shall be required to (i) issue, register the transfer of or exchange Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Debentures of a series may be issued in whole or in part in the form of one or more Global Debentures that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Debenture may not be transferred except as a whole by the depositary for such Global Debenture to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debentures will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debenture, and the deposit of such Global Debenture with or on behalf of the applicable depositary, the depositary for such Global Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debentures represented by such Global Debenture to the accounts of persons that have accounts with such depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debentures or by the Company if such Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants).
The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debenture.

     So long as the depositary for a Global Debenture, or its nominee, is the registered owner of such Global Debenture, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Global Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Debenture will not be entitled to have any of the individual Debentures of the series represented by such Global Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Debentures represented by a Global Debenture registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. None of the Company, the Debt Trustee, any paying agent, or the Securities Registrar for such Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debenture for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for a series of Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debenture representing any of such Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture for such Debentures as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if the depositary for a series of Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debentures of such series in exchange for the Global Debenture representing such series of Debentures. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debentures, determine not to have any Debentures of such series represented by one or more Global Debentures and, in such event, will issue individual Debentures of such series in exchange for such Global Debentures. Further, if the Company so specifies with respect to the Debentures of a series, an owner of a beneficial interest in a Global Debenture representing Debentures of such series may, on terms acceptable to the Company, the Debt Trustee and the depositary for such Global Debenture, receive individual Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debentures. In any such instance, an owner of a beneficial interest in a Global Debenture will be entitled to physical delivery of individual Debentures of the series represented by such Global Debenture equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Individual Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. The applicable Prospectus Supplement may specify other circumstances under which individual Debentures may be issued in exchange for the Global Debenture representing any Debentures.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debentures will be made at the office of the Debt Trustee in _________________, Delaware or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Debentures, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person or entity entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Debentures will be made to the person or entity in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Debentures.

     Any moneys deposited with the Debt Trustee or any paying agent, or held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company or released from such trust, as applicable, and the holder of such Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Redemption

     Unless otherwise indicated in the applicable Prospectus Supplement, Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Debentures of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption, and Debentures in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. If the Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined in "Description of Preferred Securities -- Redemption -- Special Event Redemption" below or in the applicable Prospectus Supplement) in respect of the Trust shall occur and be continuing, the Company may, at its option, redeem such series of Debentures, in whole (but not in part), at a redemption price equal to the amount described in the applicable Prospectus Supplement. See "Description of Preferred Securities -- Redemption -- Special Event Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Unless the Company defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

Option to Defer Interest Payments

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Debentures to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the Debentures. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     At the end of such Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement, as amended, between the Company and The Bank of New
York, as Rights Agent (the "Rights Agreement"), or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension
Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock
Exchange (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

Modification of Indenture

     From time to time, the Indenture may be modified by the Company and the Debt Trustee without the consent of any holders of the Debentures with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture, (ii) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act and (iii) to make any change that does not materially adversely affect the interests of any holder of Debentures. In addition, under the Indenture, certain rights and obligations of the Company and the rights of holders of the Debentures may be modified by the Company and the Debt Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debentures; but no extension of the maturity of Debentures, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of Debentures, other modification in the terms of payment of the principal of, or interest on, the Debentures, or reduction of the percentage required for modification, will be effective against any holder of any outstanding Debentures without the holder's consent.

     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.

Indenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to such series of Debentures:

       (i) failure for 30 days to pay any interest on such series of the Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

      (ii) failure to pay any principal or premium, if any, on such series of Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice has been given to the Company from the Debt Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures; or

      (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in outstanding principal amount of such series of Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of such series of Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

     The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. The Company is required to file annually with the Debt Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing as to a series of Debentures, all of which are held by the Trust, the Institutional Trustee will have the right to declare the principal of and the interest on such Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

     If an Indenture Event of Default with respect to the Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of the Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. Unless otherwise specified in the applicable Prospectus Supplement, the Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless (i) either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debentures under a supplemental indenture; and (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing.

     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.

Satisfaction and Discharge; Defeasance

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debt Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture. The Company will also have the right to defease the Debentures if and to the extent indicated in the applicable Prospectus Supplement.

Conversion or Exchange

     If and to the extent indicated in the applicable Prospectus Supplement, the Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Governing Law

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Ingersoll-Rand Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

Information Concerning the Debt Trustee

     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the

Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     ________________________, the Debt Trustee, is also Institutional Trustee and Delaware Trustee under the Declaration and Guarantee Trustee under the Guarantee. The Company maintains trust and other business relationships in the ordinary course of business with _________________________. Pursuant to the provisions of the Trust Indenture Act, upon the occurrence of certain events, ____________________ may be deemed to have a conflicting interest, by virtue of its acting as the Institutional Trustee, the Delaware Trustee, the Debt Trustee and the Guarantee Trustee, and its other business relationships with the Company, and thereby may be required to resign and be replaced by a successor trustee under the Indenture, the Declaration and the Guarantee.

                   DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Declaration, the Ingersoll-Rand Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration, including the definitions therein of certain terms, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein by reference. The form of Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     The Preferred Securities of the Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust except as described under "--Subordination of Common Securities." Legal title to the Debentures will be held by the Institutional Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Trust's Preferred Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Preferred

Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."

Distributions

     The Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for the Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional Distributions thereon at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Institutional Trustee or the Debt Trustee is closed for business.

     If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period thereon from time to time for a period or periods that will be specified in the applicable Prospectus Supplement. Such extension right, if exercised, would result in the deferral of Distributions on the Preferred Securities (though such Distributions would continue to accumulate additional Distribution thereon at the rate per annum if and as specified in the applicable Prospectus Supplement) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period not extending beyond the stated Maturity of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than (i) purchases or acquisitions of capital stock (of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result or a reclassification of the Company's capital stock or the exchange or conversion of one class or a series of the Company's capital stock for another class or a series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Defer Interest Payments." If Distributions are deferred, the deferred Distributions and accumulated additional Distributions thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     It is anticipated that the revenue of the Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of Debentures -- Debentures." If the Company does not make interest payments on such Debentures, the Institutional Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date, at least 15 days prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

Redemption

     Mandatory Redemption

     Unless otherwise specified in the applicable Prospectus Supplement, upon any repayment or redemption, in whole or in part, of any Debentures that are held by the Trust unless otherwise specified in the applicable Prospectus Supplement, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Institutional Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Debentures. See "Description of Debentures -- Optional Redemption." If less than all of any series of Debentures that are held by the Trust are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any Debentures held by the Trust shall be allocated pro rata to the Preferred Securities and the Common Securities.

     Distribution of Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the Debentures in respect of the Trust Securities issued by the Trust to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     After the liquidation date fixed for any distribution of Debentures held by the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary (if any) for the Preferred Securities, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by or on behalf of such depositary will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of the Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Debentures that the investor may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     Special Event Redemption

     If a Tax Event or an Investment Company Event (each as defined below or in the applicable Prospectus Supplement, a "Special Event") shall occur and be continuing, unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right to redeem the Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Debentures held by the Trust at the time that the Company exercises its right to elect to dissolve the related Trust and, after satisfaction of the liability to creditors of the Trust as provided by applicable law, cause such Debentures to be distributed to the holders of the Preferred Securities and Common Securities of the Trust in liquidation of the Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (iii) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Preferred Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (x) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to income received or accrued on the Debentures, (y) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for U.S. federal income tax purposes, or (z) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the occurrence of a change in law or regulation or a change In interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

        "Like Amount" means (i) with respect to a redemption of any Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative liquidation amounts of such classes of Trust Securities, and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Debentures to holders of any Trust Securities in connection with a dissolution or liquidation of Trust, Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Debentures are distributed.

Redemption Procedures

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Preferred Securities, then, on the Redemption Date, to the extent funds are available, the Institutional Trustee will deposit irrevocably with the Depositary for the Preferred Securities (if such Preferred Securities are issued in the form of one or more Global Preferred Securities) funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred Securities. See "-- Global Preferred Securities" and "Book-Entry Issuance." If the Preferred Securities are not issued in the form of one or more Global Preferred Securities, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and the Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee", Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for the Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, U.S. federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and Common Securities of such Trust based on the relative liquidation amounts of such classes of Trust Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Institutional Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Institutional Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation amount of Preferred Securities of a denomination larger than $50. The Institutional Trustee shall promptly notify the registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Debentures, on and after the Redemption Date interest will cease to accrue on the Debentures or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Trust's Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from an Indenture Event of Default, the Company as holder of the Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     Unless otherwise specified in the applicable Prospectus Supplement,
pursuant to the Declaration, the Trust shall dissolve (i) on          ,
2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, after receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to dissolve the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Debentures, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities.

     If an early dissolution occurs as described in clause (ii), (iii) or (v) above, the Trust shall be liquidated by the Ingersoll-Rand Trustees as expeditiously as the Ingersoll-Rand Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the applicable Trust Securities a Like Amount of the Debentures that are then held by the Trust, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. If specified in the applicable Prospectus Supplement, a supplemental Indenture may provide that if an early dissolution occurs as described in clause (v) above, the Debentures that are then held by the Trust may be subject to optional redemption in whole (but not in part).

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i) the occurrence of an Indenture Event of Default under the Indenture (see "Description of Debentures -- Indenture Events of Default"); or

      (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Trust in the Payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Ingersoll-Rand Trustees in the Declaration (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after written notice has been given to the defaulting Ingersoll-Rand Trustee or Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities, which notice shall specify such default or breach and require it to be remedied and shall state that such notice is a "Notice of Default" under the Declaration; or

       (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Institutional Trustee and the failure by the Company to appoint a successor Institutional Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Institutional Trustee, the Institutional Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Regular Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Regular Trustees are required to file annually with the Institutional Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If an Indenture Event of Default has occurred and is continuing, the Preferred Securities of the Trust shall have a preference over the Common Securities of the Trust upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

Removal of Ingersoll-Rand Trustees

     Unless an Indenture Event of Default shall have occurred and be continuing, any Ingersoll-Rand Trustee may be removed at any time by the holder of the Common Securities. If an Indenture Event of Default with respect to any series of Debentures has occurred and is continuing, the Institutional Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Preferred Securities of the Trust. In no event will the holders of the Preferred Securities of the Trust have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities of the Trust. No resignation or removal of an Ingersoll-Rand Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-Trustees and Separate Institutional Trustee

     Unless an Event of Default with respect to the Preferred Securities of the Trust shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities of the Trust, and the Regular Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case an Indenture Event of Default has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trust Trustees

     Any entity into which the Institutional Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

Mergers, Consolidations or Amalgamations

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the survivor, such successor entity either (x) assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declaration

     Except as provided below and under "Description of the Guarantee -- Modification of the Guarantee; Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section ___ of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as a holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Book-Entry Issuance" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the Ingersoll-Rand Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

Global Preferred Securities

     The Preferred Securities of the Trust may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the depositary identified in the Prospectus Supplement relating to the Preferred Securities. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary will be The Depository Trust Company ("DTC"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the depositary for such Global Preferred Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or any nominee of such successor.

     While the specific terms of the depositary arrangement with respect to the Preferred Securities of the Trust (if other than as described under "Book-Entry Issuance") will be described in the Prospectus
Supplement relating to the Preferred Securities, the Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the applicable depositary, the depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Declaration. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Declaration.

     Payments of liquidation amount, premium or Distributions in respect of individual Preferred Securities represented by a Global Preferred Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Institutional Trustee, any paying agent or the registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for the Preferred
Securities of the Trust, or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate of such Global Preferred Security for such Preferred Securities as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for the Preferred Securities of a Trust is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Trust will issue individual Preferred Securities of the Trust in exchange for the Global Preferred Security representing such Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Preferred Securities, determine not to have any Preferred Securities of the Trust represented by one or more Global Preferred Securities and, in such event, the Trust will issue individual Preferred Securities in exchange for the Global Preferred Security or Securities representing such Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of the Trust, an owner of a beneficial interest in a Global Preferred Security representing such Preferred Securities may, on terms acceptable to the Company, the Institutional Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities represented by such Global Preferred Security equal in liquidation amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Company, of $50 and integral multiples thereof.

Payment and Paying Agency

     Payments in respect of the Preferred Securities shall be made to the applicable depositary, which shall credit the relevant accounts at such depositary on the applicable Distribution Dates or, if the Preferred Securities are not held by a depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities shall initially be the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Institutional Trustees and the Company. In the event that the Institutional Trustee shall no longer be the paying agent, the Regular Trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company acceptable to the Regular Trustees and the Company).

Registrar and Transfer Agent

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

Information Concerning the Institutional Trustee

     The Institutional Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Institutional Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Preferred Securities are entitled under the Declaration to vote, then the Institutional Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for U.S. federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


                       DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. _____________________, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference. The Guarantee will be held by the Trustee for the benefit of the holders of the Preferred Securities.

General

     Pursuant to the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Trust, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) with respect to any Preferred Securities called for redemption by the Trust, the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption, to the extent the Trust has funds available therefor and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Preferred Securities, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture and the Declaration, will have the effect of providing a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of the Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

Modification of the Guarantee; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Termination

     The Guarantee will terminate as to the Preferred Securities (a) upon full payment of the Redemption Price of all Preferred Securities then outstanding, (b) upon distribution of the Debentures held by the Trust to the holders of the Preferred Securities of the Trust or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a required guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

Status of the Guarantee

     The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Guarantor enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.


               RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                     THE DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under a series of Debentures, the Indenture, the Declaration and the Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Debentures, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust, and each Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Trust has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Debentures would be entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or Indenture Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any Debentures would constitute an Indenture Event of Default under the Indenture.

                       DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock summarizes certain provisions of the Company's Restated Certificate of Incorporation (as it may be amended, the "Certificate of Incorporation"), the Rights Agreement, as amended, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement") and the New Jersey Business Corporation Act (the "NJBCA") and is subject to and is qualified in its entirety by reference to such documents and provisions.


General

     The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 10,000,000 shares of preference stock, of which 563,000 shares of Series A Preference Stock (the "Series A Preference Stock") have been reserved for issuance. At September 30, 1997, no shares of the authorized Preference Stock were issued and outstanding and 165,575,274 shares of the authorized Common Stock were issued and outstanding. The Company also had outstanding, as of such date, 55,191,758 Series A Preference Stock Purchase Rights (the "Rights"). See "--Rights Plan."

Common Stock

     Dividends. Subject to the rights of holders of Preference Stock, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

     Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment in full has been made to the holders of Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and the holders of Preference Stock shall not be entitled to share therein.

     Voting. Except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the holders of Common Stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of Preference Stock as one class. At all elections of directors, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them, among the number to be voted for or any two or more of such directors.

     Preemptive Rights. No holder of shares of Common Stock shall have any preemptive or preferential rights to subscribe to or purchase any shares of any class or series of stock of the Company, now or hereafter authorized, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized.

     All the outstanding shares of Common Stock are fully paid and non-assessable.

     The registrar and transfer agent for the Common Stock is The Bank of New York.

Preference Stock

     The Certificate of Incorporation provides for Preference Stock which may be issued, from time to time, in one or more series with certain rights and limitations as may be fixed by the Board of Directors of the Company. The Company has no present plan to issue any Preference Stock other than in accordance with the Rights Plan (as defined herein). However, the Board of Directors of the Company, without stockholder approval, may issue Preference Stock that could adversely affect the voting power of holders of the Common Stock. Issuance of Preference Stock could be utilized, under certain circumstances, in an attempt to prevent a takeover of the Company.

     The following description sets forth certain general terms and provisions of the Preference Stock to which a Prospectus Supplement may relate. Certain terms of a series of the Preference Stock offered by a Prospectus Supplement will be described in such Prospectus Supplement. If so indicated in the Prospectus Supplement and if permitted by the Certificate of Incorporation and by law, the terms of any such series may differ from the terms set forth below. The following description of the Preference Stock summarizes certain provisions of the Certificate of Incorporation and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the Certificate of Amendment thereto which will be filed with the Commission promptly after any offering of such series of Preference Stock. The following description, together with any description of the terms of a series of Preference Stock set forth in the related Prospectus Supplement, summarizes all of the material terms of such series of Preference Stock.

     General. The Board of Directors may cause Preference Stock to be issued from time to time in one or more series and is expressly authorized to fix:

          (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

         (ii) the rate of dividends payable on shares of such series and the date or dates from which dividends shall accumulate;

        (iii) the terms, if any, on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

         (iv) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

          (v) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

         (vi) the terms, if any, upon which the holders of shares of such series may convert shares thereof into stock of any other class or classes or of any one or more series of the same class or of another class or classes; and

        (vii) such other rights, preferences and limitations as may be permitted to be fixed by the Board of Directors of the Company under the laws of the State of New Jersey as in effect at the time of the creation of such series.

     All shares of Preference Stock, irrespective of series, shall be of equal rank, and shall be identical in all respects except to the terms fixed by the Board of Directors as permitted in the Certificate of Incorporation. The Board of Directors is authorized to change the designation, rights, preferences and limitations of any series of Preference Stock theretofore established, no shares of which have been issued. The Board of Directors is authorized to amend the Certificate of Incorporation to set forth the designation, number of shares, rights, preferences and limitations of any series of Preference Stock fixed by the Board of Directors, or to reflect any change therein made by the Board of Directors, as permitted in the Certificate of Incorporation.

     Dividends. The holders of Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the Board of Directors, payable in respect of each series on the date or dates which shall be fixed by the Board of Directors with respect to each particular series.

     If at any time there are two or more series of Preference Stock outstanding, any dividend paid upon shares of Preference Stock in an amount less than all dividends accrued and unpaid on all outstanding shares of Preference Stock shall be paid ratably among all series of Preference Stock in proportion to the full amount of dividends accrued and unpaid on each such series.

     So long as any Preference Stock is outstanding, no dividend shall be paid or declared, nor any distribution be made, on the Common Stock or any other stock of the Company ranking junior to the Preference Stock in the payment of dividends (other than a dividend payable in stock of junior rank), nor shall any shares of Common Stock or any other stock of junior rank be acquired for consideration by the Company or by any subsidiary except in exchange for shares of stock of junior rank unless
(i) full dividends on the Preference Stock for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of Preference Stock in accordance with the requirements of any sinking fund have been met. Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise) as may be determined from time to time by the Board of Directors may be declared and paid on the Common Stock or any other stock of junior rank out of the remaining funds of the Company legally available for the payment of dividends; and the Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     Redemption. If so provided by the Board of Directors, the Company, at the option of the Board of Directors, or in accordance with the requirements of any sinking fund for the Preference Stock or any series thereof, may redeem the whole or any part of the Preference Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the Board of Directors pursuant to the Certificate of Incorporation, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemption; provided, however, that no optional redemption of less than all of the Preference Stock shall take place unless (i) full dividends on the Preference Stock for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of Preference Stock in accordance with the requirements of any sinking fund have been met. If at any time there are two or more series of Preference Stock outstanding, any amount expended in purchasing or redeeming shares of Preference Stock pursuant to the provisions of sinking funds therefor which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of Preference Stock in proportion to the full amount of expenditures of such funds then required in respect of each such series.

     Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of Preference Stock then outstanding shall be entitled to receive out of the assets of the Company, before any distribution or payment shall be made to the holders of the Common Stock or any other stock of Company ranking junior to the Preference Stock with respect to the distribution of assets, the amount determined by the Board of Directors in creating such series, plus in each case an amount equal to all unpaid dividends accrued thereon to the date fixed for such payment to the holders of the Preference Stock. If upon any such liquidation, dissolution or winding up, two or more series of Preference Stock are outstanding, any distribution to holders of Preference Stock in an aggregate amount less than the total payable with respect to all outstanding Preference Stock shall be made ratably among all series of Preference Stock in proportion to the full amount payable upon such liquidation, dissolution or winding up in respect of each such series.

     Voting. The holders of Preference Stock shall have the voting rights set forth below:

        (a) Except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the holders of Preference Stock shall be entitled at all meetings of stockholders to three votes for each five shares of such stock held by them respectively (a holder of less than five shares being entitled to no vote) and the holders of all series of Preference Stock shall vote together with the holders of Common Stock as one class. At all elections of directors, each holder of Preference Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them among the number to be voted for or any two or more of them as such holder may see fit.

        (b) If and whenever dividends on the Preference Stock shall be in arrears in an amount equivalent to six quarterly dividends or mandatory sinking fund payments shall be in arrears in an amount equal to the aggregate of all such payments required during one year, then, at any ensuing annual meeting of stockholders at which at least a majority of the outstanding shares of Preference Stock are represented, the holders of Preference Stock of all series thereof then outstanding, voting separately as a class, shall be entitled to elect two directors. Such right of the holders of Preference Stock shall continue to be exercisable until all dividends in arrears on Preference Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart and all mandatory sinking fund payments in arrears shall have been paid in full, whereupon such right shall cease. During any time that the holders of Preference Stock are entitled to elect two such directors, they shall also be entitled to participate with the Common Stock in the election of any other directors.

        (c)  Notwithstanding any other provision of the Certificate of
Incorporation:

            (i) the affirmative approval of the holders of at least two-thirds in interest of Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for any amendment of the Certificate of Incorporation altering materially and adversely any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock; and

           (ii) the affirmative approval of the holders of at least a majority in interest of Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for an increase in the authorized amount of Preference Stock, or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock;
provided, however, that if any amendment to the Certificate of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding, or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds in interest of the shares of each such series so adversely or unequally adversely affected present and voting at a meeting shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds in interest of the shares of Preference Stock as a class present and voting at such meeting.

     Preemptive Rights. No holder of shares of any series of Preference Stock shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any laws or series of the Company, now or hereafter authorized.

     Other Provisions. Subject to the requirements of paragraph (c) under "--Voting" above, but notwithstanding any other provisions of the Certificate of Incorporation, the Board of Directors, in the resolution or resolutions providing for the issue of any series of Preference Stock, may determine, to the extent that the Board of Directors may be permitted to do so under the laws of the State of New Jersey as in effect at the time of the creation of such series:

          (i) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

         (ii) whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

        (iii) whether or not the holders of shares of such series shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized; and

         (iv) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series.

Voting Requirements

     Majority Voting Requirements. Subject to the provisions described below under "--Greater Voting Requirements" and except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the majority voting requirements prescribed in subsections 14A:10-3(2) and 14A:12-4(4) and in paragraphs 14A:9-2(4)(c) and 14A:10-11(1)(c) of the NJBCA shall apply to the Company. As a result, in the case of each of (i) a plan of merger or consolidation, (ii) a dissolution of the Company, (iii) an amendment to the Certificate of Incorporation and (iv) a sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Company, any such action shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of shares of the Company entitled to vote therein, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Such voting requirements shall generally be subject to such greater requirements as are provided in the NJBCA for specific amendments or as may be provided in the Certificate of Incorporation.

     Greater Voting Requirements. The affirmative vote of the holders of four-fifths of the outstanding shares of all classes of stock of the Company entitled to vote, considered for the purposes of this paragraph as one class, shall be required to authorize (i) the merger or consolidation of the Company or a subsidiary of the Company with or into any other corporation, person or other entity, (ii) any sale, lease, exchange or other disposition of all or any material part of the assets of the Company or of any subsidiary of the Company to or with any other corporation, person or other entity or (iii) any issuance or transfer of securities of the Company upon conversion of or in exchange for the securities or assets of any other corporation, person or entity if (as of the date of any action taken by the Board of Directors with respect to such transaction or as of any record date for the determination of stockholders entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction) such other corporation, person or other entity referred to in clause (i), clause
(ii) or clause (iii) above is the beneficial owner, directly or indirectly, of more than 10% of any class of capital stock of the

Company. For the purposes hereof, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Company, (x) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above) by any other corporation, person or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock or of any material part of the assets of the Company or of it, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on January 1, 1970. Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, as to whether any corporation, person or other entity is the beneficial owner of more than 10% of any class of capital stock of the Company, or is an "affiliate" or "associate", as above defined, shall be conclusive and binding for all purposes of this paragraph. The provisions described in this paragraph shall not apply to any agreement for the merger of any subsidiary of the Company with the Company or with another subsidiary of the Company where the Company or such other subsidiary shall be the surviving corporation and where the provisions described in this paragraph shall not be changed or otherwise affected by or by virtue of the merger.

Directors

     The Board of Directors shall be divided as equally as may be into three classes, each of which shall consist of such number as the by-laws may from time to time provide, but no class shall consist of less than
two members.   At each annual election, the successors of the directors of the class whose terms expire in that year are elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of directors of any class or classes, the additional directors may be elected by the Board of Directors, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may be removed without cause only upon the affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of two-thirds of the entire Board. The affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of the directors shall be required for any amendment or deletion of this provision, unless such amendment or deletion shall have been approved by the unanimous vote of the directors then in office, in which case the majority voting requirements of the NJBCA described above shall apply thereto.

        The provisions of the Certificate of Incorporation relating to directors shall have no application to any directors who may be elected by the holders of Preference Stock or any series thereof, voting as a class or series, as the case may be, pursuant to a right to elect directors conferred upon such holders by reason of default in the payment of dividends, failure to discharge sinking fund obligations or otherwise. Any such directors shall be in addition to the directors to be elected pursuant to the paragraph immediately above and shall be elected in the manner, and serve for such term, as may be provided in the Certificate of Incorporation.

Rights Plan

     On December 7, 1988, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company. The dividend was payable on December 22, 1988 to shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-hundredth (1/100) of a share of a series of preference stock of the Company, designated as Series A Preference Stock, without par value (the "Series A Preference Stock"), at a price of $130 (the "Purchase Price").

     On May 6, 1992, the Board of Directors of the Company declared a two-for-one stock split in the form of a dividend distribution of one share of Common Stock for each outstanding share of Common Stock (the "First Common Stock Dividend"). The First Common Stock Dividend was payable on June 1, 1992 to shareholders of record on May 19, 1992. After giving effect to receipt of the First Common Stock Dividend, each holder of a Right was deemed to be the holder of (i) one-half of a Right in respect of the share of Common Stock pursuant to which such Right originally had been issued and (ii) one-half of a Right in respect of the share of Common Stock received by such holder pursuant to the First Common Stock Dividend.

     On August 6, 1997, the Board of Directors of the Company declared a three-for-two stock split in the form of a dividend distribution of one share of Common Stock for every two outstanding shares of Common Stock (the "Second Common Stock Dividend"). The Second Common Stock Dividend was paid on September 2, 1997 to shareholders of record on August 19, 1997. After giving effect to receipt of the Second Common Stock Dividend, each holder of a Right will be deemed to be the holder of (i) one-third of a Right in respect of the share of Common Stock pursuant to which such Right originally had been issued, (ii) one-third of a Right in respect of the share of Common Stock received by such holder pursuant to the First Common Stock Dividend and (iii) one-third of a Right in respect of the share of Common Stock received by such holder pursuant to the Second Common Stock Dividend.

     Until the close of business on the Distribution Date, which will occur on the earlier to occur of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the

Company or of any subsidiary of the Company (an "Exempt Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date"),
(ii) the declaration by the Board of Directors that any Person is an Adverse Person or (iii) the tenth day after the date of the commencement of, or the first public announcement of the intent of any person (other than an Exempt Person) to commence, a tender offer or exchange offer (other than a tender or exchange offer by an Exempt Person) which would result in the ownership of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date, new certificates issued for Common Stock after December 22, 1988 contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Company's Common Stock certificates constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of the Common Stock at the close of business on the Distribution Date, and thereafter the separate certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on December 22, 1998, unless earlier redeemed by the Company as described below.

     The Series A Preference Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of Preference Stock, subordinate to any other series of Preference Stock. The Series A Preference Stock will, however, rank prior to the Common Stock. The Series A Preference Stock may not be issued except upon exercise of Rights. Each share of Series A Preference Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount per share equal to 100 times the cash dividends declared on the Company's Common Stock. In addition, the Series A Preference Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of a default on such dividends, the holders of the Series A Preference Stock (together with the holders of any other Preference Stock similarly entitled) will be entitled to elect two directors. In the event of liquidation, the holders of Series A Preference Stock will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of Common Stock. Each share of Series A Preference Stock will have 100 votes, voting together with the Common Stock and not as a separate class unless otherwise required by law or the Certificate of Incorporation. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preference Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series A Preference Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

     The Purchase Price payable, and the number of shares of Series A Preference Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A Preference Stock, (ii) upon the grant to holders of the Series A Preference Stock of certain rights or warrants to subscribe for Series A Preference Stock or convertible securities at less than the current market price of the Series A Preference Stock or (iii) upon the distribution to holders of the Series A Preference Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series A Preference Stock) or of subscription rights or warrants (other than those referred to above).

     If (i) any Person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, (ii) the Board of Directors of the Company, by majority vote, shall declare any Person to be an Adverse Person, (iii) any Acquiring Person, Adverse Person or any affiliates or associates thereof engages in one or more "self-dealing" transactions as described in the Rights Agreement, then each holder of a Right, other than the Acquiring Person or Adverse Person, will have the right to receive in lieu of Series A Preference Stock, upon payment of the Purchase Price, a number of shares of Common Stock having a market value equal to twice the Purchase Price. This same right will be available to each holder of record of a Right, other than the Acquiring Person or Adverse Person, if, while there is an Acquiring Person or Adverse Person, there occurs any reclassification of securities, any recapitalization of the Company, or any merger or consolidation or other transaction involving the Company or any of its subsidiaries which has the effect of increasing by more than 1% the proportionate ownership interest of the Company or any of its subsidiaries which is owned or controlled by the Acquiring Person or Adverse Person. Alternatively, at any time after any person or group acquires 15% or more of the Common Stock or the Board of Directors determines that a Person is an Adverse Person, the Board of Directors of the Company may exchange one share of the Common Stock (or an equivalent share of the Series A Preference Stock) for each outstanding Right other than Rights held by an Acquiring Person or Adverse Person, which become void. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then Series A Preference Stock, cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price. Rights are not exercisable following the occurrence of the events described in this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, following the occurrence of the events described in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be void.

     Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person, the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to two times the Purchase Price.

     Fractions of shares of Series A Preference Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

     At any time until ten days following the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person (subject to extension by the Board of Directors), the Board of Directors (with the concurrence of a majority of the Independent Directors) may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Independent Continuing Directors. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon. The term "Independent Directors" means any member of the Board of Directors of the Company who is not an officer of the Company. The term "Independent Continuing Directors" means any Independent Director who was a member of the Board of Directors immediately prior to the time that any Person shall become an Acquiring Person or Adverse Person, and any Independent Director who becomes a member of the Board of Directors subsequent to the time that any Person shall become an Acquiring Person or Adverse Person if such Independent Director is recommended or nominated to election on the Board of Directors by a majority of the Independent Continuing Directors, but shall not include an Acquiring Person or Adverse Person, or any representative of such Acquiring Person or Adverse Person.

     Until the close of business on the tenth day following the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person, and thereafter for as long as the Rights are redeemable, the Board of Directors (with the concurrence of a majority of the Independent Directors) may cause the Company to amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed, but no such amendment shall alter the redemption price, the date of expiration of the Rights, or the number of one one-hundredths of a share of Series A Preference Stock for which a Right is exercisable.

  At any time when the Rights are not then redeemable, the Company (with the concurrence of a majority of the Independent Continuing Directors) may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 DESCRIPTION OF STOCK PURCHASE CONTRACTS
                         AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preference Stock at a future date or dates. The consideration per share of Preference Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preference Stock or the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis.
The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                           BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, DTC will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants").

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect rom time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                           PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, the London Stock Exchange and the Amsterdam Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                              LEGAL OPINIONS

     Unless otherwise specified in a Prospectus Supplement relating to particular Securities, the validity of the Securities offered hereby, other than Preferred Securities, will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and certain matters of Delaware law with respect to the validity of the Preferred Securities offered hereby will be passed upon for the Company and the Trust by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. The validity of the Securities offered hereby will be passed upon for the underwriters, dealers or agents, if any, by counsel to be named in the applicable Prospectus Supplement.

                                 EXPERTS

     The financial statements incorporated in this Registration
Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     No dealer, salesperson or other             ______________________
individual has been authorized to give              FELINE PRIDES(SM)
any information or to make any
representations other than those
contained or incorporated by reference           INGERSOLL-RAND COMPANY
in this Prospectus Supplement or the
Prospectus in connection with the              INGERSOLL-RAND FINANCING I
Offer made by this Prospectus
Supplement or the Prospectus and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Ingersoll-Rand Company or the
Underwriters.  Neither the delivery of
this Prospectus Supplement and the              _________________________
Prospectus, nor any sale made
hereunder and thereunder, shall under               PROSPECTUS SUPPLEMENT
any circumstances, create an                    _________________________
implication that there has been no
change in the affairs of Ingersoll-
Rand Company since the date hereof.
This Prospectus Supplement and the
Prospectus shall not constitute an
offer or solicitation by anyone in any
state in which such offer or
solicitation is not authorized or in               Merrill Lynch & Co.
which the person making such offer or
solicitation is not qualified to do so                         , 1997
or to anyone to whom it is unlawful to
make such offer or solicitation.
     _________________________

         Table of Contents
                                   Page
         Prospectus Supplement

Prospectus Supplement Summary . .   S-5
Risk Factors  . . . . . . . . . .  S-18
The Company . . . . . . . . . . .  S-23    (SM)Service Mark of Merrill Lynch &
The Trust . . . . . . . . . . . .  S-24                  Co. Inc
Use of Proceeds . . . . . . . . .  S-25
Price Range of Common Stock and
     Dividends  . . . . . . . . .  S-26
Condensed Consolidated
     Capitalization   . . . . . .  S-27
Accounting Treatment  . . . . . .  S-27
Selected Consolidated Financial
     Data   . . . . . . . . . . .  S-28
Management's Discussion and
     Analysis of Financial
     Condition and Results of
     Operations   . . . . . . . .  S-29
Description of the FELINE PRIDES   S-34

Description of the Purchase
     Contracts  . . . . . . . . .  S-36
Description of the Trust
     Preferred Securities   . . .  S-46
Effect of Obligations under the
     Debentures and the Guarantee  S-63
Available Information . . . . . . .   3
Incorporation of Certain
     Documents by Reference   . . .   3
The Company . . . . . . . . . . . .   4
The Trust . . . . . . . . . . . . .   5
Use of Proceeds . . . . . . . . . .   6
Selected Consolidated Financial
     Data   . . . . . . . . . . . .   7
Description of Debentures . . . . .   8
Description of Preferred
     Securities   . . . . . . . . .  14
Description of the Guarantee  . . .  24
Relationship among the Preferred
     Securities, the Debentures
     and the Guarantee  . . . . . .  26
Description of Capital Stock  . . .  27
Description of Stock Purchase
     Contracts and Stock Purchase
     Units  . . . . . . . . . . . .  34
Book-Entry Issuance . . . . . . . .  34
Plan of Distribution  . . . . . . .  35
Legal Opinions  . . . . . . . . . .  36
Experts . . . . . . . . . . . . . .  37


                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Registrant's expenses in connection with the issuance of the securities being registered. Except for the registration fee, the amounts listed below are estimates.


Registration Fee -- Securities and Exchange Commission  . . . . . . . . . . . . . . . . . . .              $363,636
Printing of Registration Statement, Prospectus, Indenture, etc. . . . . . . . . . . . . . . .                50,000
Blue Sky Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                20,000
Accountants' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                50,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               175,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                41,364
                                                                                                           --------
   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $700,000
                                                                                                           ========

Item 15. Indemnification of Directors and Officers.

Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. Sections 1 and 2 of Article IX of the Company's By-Laws also provide directors and officers with certain rights to indemnity that are substantially similar to the foregoing provisions of Article Seventh.

Section 14A: 3-5 of the Act provides that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

Under the Declaration, the Company will agree to indemnify each of the Regular Trustees, and to hold harmless such Regular Trustees against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such Declaration, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

Item 16. Exhibits.

*1.1  --    Form of Underwriting Agreement for the FELINE PRIDES.

 4.1  --    Restated Certificate of Incorporation of Ingersoll-Rand
            Company, as amended through May 28, 1992 (Incorporated by reference from Form 10-K of Ingersoll-Rand Company for Fiscal
            Year Ended December 31, 1993).

 4.2  --    Certificate of Amendment to Restated Certificate of
            Incorporation of Ingersoll-Rand Company, filed August 20,
            1997 (Incorporated by reference from Exhibit 4.2 to the Company's Form S-3 Registration Statement No. 333-37019).

 4.3  --    By-Laws of Ingersoll-Rand Company, as amended through
            September 1, 1997 (Incorporated by reference from Exhibit 4.3 to the Company's Form S-3 Registration Statement No. 333-
            37019).

 4.4  --    Rights Agreement, dated as of December 7, 1988, as amended by
            Amendment No. 1 thereto dated as of December 7, 1994, between
            Ingersoll-Rand Company and The Bank of New York, as Rights
            Agent (Incorporated by reference from Form 8-A of Ingersoll-
            Rand Company filed on December 12, 1988 and Form 8-A/A of
            Ingersoll-Rand Company filed on December 15, 1994.)

 4.5  --    Certificate of Trust of Ingersoll-Rand Financing I
            (Incorporated by reference from Exhibit 4.10 to the Company's
            Form S-3 Registration Statement No. 333-34029).

 4.6  --    Trust Agreement of Ingersoll-Rand Financing I (Incorporated
            by reference from Exhibit 4.12 to the Company's Form S-3
            Registration Statement No. 333-34029).

*4.7 --     Form of amended and Restated Declaration of Trust for
            Ingersoll-Rand Financing I, with respect to the Trust
            Preferred Securities.

*4.8 -- Form of Preferred Security Certificate for Ingersoll-Rand Financing I, with respect to the Trust Preferred Securities (included as Exhibit A-1 to the Amended and Restated
            Declaration of Trust (Exhibit 4.7)).

*4.9 -- Form of Preferred Securities Guarantee Agreement in respect of Ingersoll-Rand Financing I, with respect to the Trust Preferred Securities.

*4.10 -- Form of Indenture between Ingersoll-Rand Company and ______, as Trustee.

*4.11 -- Form of Debentures (included in Section 6.1 of the First Supplemental Indenture (Exhibit 4.12)).

*4.12 -- Form of First Supplemental Indenture between Ingersoll-Rand Company and ____________, as Trustee.

*4.13 -- Form of Purchase Contract (including as Exhibit A the Form of Income PRIDES and as Exhibit B the Form of Growth PRIDES).

*4.14 --    Form of Pledge Agreement.

*4.15 --    Form of Remarketing Agreement.

*4.16 --    Form of Remarketing Underwriting Agreement.

*5.1  --    Opinion of Simpson Thacher & Bartlett as to the validity of the Securities (other than the Preferred Securities) being registered.

*5.2    --  Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the validity of the Preferred Securities of Ingersoll-Rand Financing I.

*8.1    --  Opinion of Simpson Thacher & Bartlett, as to United States
            tax matters.

12   --     Computation of Ratio of Earnings to Fixed Charges
            (Incorporated by reference from Exhibit 12 to the Company's
            Form 10-Q for the Fiscal Quarter Ended June 30, 1997).

*23.1 --    Consent of Simpson Thacher & Bartlett (included in Exhibit
            5.1).

*23.2 --    Consent of Richards, Layton & Finger (included in Exhibit
            5.2).

23.3 --     Consent of Independent Accountants.

24.1 --     Powers of Attorney (Ingersoll-Rand Company).

24.2 --     Powers of Attorney (Ingersoll-Rand Financing I).

*25.1 -- Form T-1 Statement of Eligibility of _________________, as Debt Trustee under the Indenture.

*25.2 -- Form T-1 Statement of Eligibility of _________________, as Institutional Trustee under the Amended and Restated
            Declaration of Trust of Ingersoll-Rand Financing I.

*25.3 -- Form T-1 Statement of Eligibility of ________________, as Guarantee Trustee under the Guarantee for Ingersoll-Rand Financing I.
__________________
*To be filed by amendment.

Item 17. Undertakings

The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Ingersoll-Rand Financing I hereby undertakes to provide to the underwriter at the closing specified in the applicable underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions specified in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on the 21st day of October, 1997.


INGERSOLL-RAND COMPANY



By/s/ James E.  Perrella
(James E. Perrella)
Chairman of the Board, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of October, 1997.



            Signature                                 Title

      /s/ James E. Perrella              Chairman of the Board, President,
---------------------------------        Chief Executive Officer and Director
       (James E. Perrella)               (Principal Executive Officer)


      /s/ Gerard V. Geraghty             Vice President and Comptroller
---------------------------------        (Principal Financial and Accounting
       (Gerard V. Geraghty)              Officer)

       Joseph P. Flannery*               Director
---------------------------------
       (Joseph P. Flannery)


       Constance J. Horner*              Director
---------------------------------
      (Constance J. Horner)

    H. William Lichtenberger*            Director
---------------------------------
    (H. William Lichtenberger)


       Theodore E. Martin*               Director
---------------------------------
       (Theodore E. Martin)

          Orin R. Smith*                 Director
---------------------------------
         (Orin R. Smith)

        Richard W. Swift*                Director
---------------------------------
        (Richard W. Swift)


         J. Frank Travis*                Director
---------------------------------
        (J. Frank Travis)

          Tony L. White*                 Director
---------------------------------
         (Tony L. White)




*By:  /s/ Patricia Nachtigal
     ---------------------------
      (Patricia Nachtigal),
         Attorney-in-Fact

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Financing I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on the 21st day of October, 1997.


     INGERSOLL-RAND FINANCING I



     By: INGERSOLL-RAND COMPANY, as Depositor


By: /s/ Patricia Nachtigal

    ---------------------------------

     Name: Patricia Nachtigal
     Title: Vice President and General Counsel